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TABLE OF CONTENTS 2

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Liberty Property Limited Partnership 4.375% Senior Notes due 2029	$350,000,000	$42,420.00

(1)
Pursuant to Rules 457(r) and 457(o) under the Securities Act of 1933, as amended, the filing fee was calculated based on a maximum aggregate offering price.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-217495-01

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 27, 2017)

$350,000,000

Liberty Property

Limited Partnership

4.375% Senior Notes due 2029

        The notes will bear interest at the rate of 4.375% per year. Interest on the notes is payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2019. The notes will mature on February 1, 2029. We may redeem some or all of the notes at any time prior to maturity at the applicable redemption price discussed under the caption "Description of Notes—Optional Redemption."

        The notes will be our senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

        Investing in the notes involves risks. See "Risk Factors" sections beginning on page S-4 of this prospectus supplement and page 9 of our annual report on Form 10-K for the year ended December 31, 2017.

	Per Note	Total
Public Offering Price(1)	99.742%	$349,097,000
Underwriting Discount	0.650%	$2,275,000
Proceeds to Liberty Property Limited Partnership (before expenses)(1)	99.092%	$346,822,000

(1)
Plus accrued interest, if any, from January 25, 2019, if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about January 25, 2019.

Joint Book-Running Managers

Citigroup	Goldman Sachs & Co. LLC	Wells Fargo Securities

BofA Merrill Lynch	J.P. Morgan

Co-Managers

PNC Capital Markets LLC	Regions Securities LLC	SunTrust Robinson Humphrey	US Bancorp

BB&T Capital Markets	Capital One Securities	MUFG

Ramirez & Co., Inc.	TD Securities

January 22, 2019

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any "free writing prospectus" we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

        Liberty Property Limited Partnership is the "operating partnership" of Liberty Property Trust (the "Trust"), a self-administered and self-managed real estate investment trust. The Trust conducts substantially all of its operations and owns substantially all of its assets, directly or indirectly, through us. The Trust is the sole general partner and a limited partner of the operating partnership, and, as of September 30, 2018, owned a 97.7% interest in the operating partnership. When we use the terms "we," "us," the "Company" and the "Partnership," we are referring to the operating partnership (but not the Trust) and its consolidated subsidiaries.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are currently offering. This prospectus supplement, or the information incorporated by reference herein, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference herein, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference herein and therein, will apply and supersede that information in the accompanying prospectus.

        It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in making your investment decision. You should also read and consider the information in documents to which we have referred you in "Where to Find Additional Information" in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

        We have made statements in this prospectus supplement, in the accompanying prospectus and in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information relating to rental operations, business and property development activities, joint venture relationships, acquisitions and dispositions (including related pro forma financial information), future capital expenditures, financing sources and availability, litigation and the effects of regulation (including environmental regulation) and competition. These forward-looking statements generally are accompanied by words such as "believes," "anticipates," "expects," "estimates," "should," "seeks," "intends," "planned," "outlook" and "goal" or similar expressions. You should understand that forward-looking statements are not guaranties and that there are inherent difficulties in predicting future results. Actual results could differ materially from those expressed or implied in the forward-looking statements.

        Risks and uncertainties that may affect the operations, performance and results of our business include, but are not limited to, the following: (i) uncertainties affecting real estate businesses generally (such as entry into new leases, retention of leases and dependence on tenants' business operations), (ii) risks relating to our ability to maintain and increase property occupancy and rental rates, (iii) risks relating to the continued repositioning of our portfolio; (iv) risks relating to construction and development activities, (v) risks relating to acquisition and disposition activities, (vi) risks relating to the integration of the operations of entities that we have acquired or may acquire, (vii) risks relating to joint venture relationships, and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, (viii) risks related to properties developed by us on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, (ix) possible environmental liabilities, (x) risks relating to leverage and debt service

(including availability of financing terms acceptable to us and sensitivity of our operations and financing arrangements to fluctuations in interest rates), (xi) dependence on the primary markets in which our properties are located, (xii) the existence of complex regulations relating to the Trust's status as a REIT and the adverse consequences of the failure to qualify as a REIT, (xii) risks relating to litigation, and (xiv) the potential adverse impact of market interest rates on the market price for the securities of the Partnership and the Trust.

        Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described in, or implied by, the forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

OUR COMPANY

        We provide leasing, property management, development, acquisition and other tenant-related services for our portfolio of industrial and office properties. As of September 30, 2018, we owned and operated 467 industrial and 28 office properties totaling 88.9 million square feet, 27 properties under development, which when completed are expected to comprise 8.2 million square feet and 1,380 acres of developable land, substantially all of which is zoned for commercial use. As of September 30, 2018, we also owned nine properties held for redevelopment or as "value-added" properties, which are properties that are either acquired but not stabilized or can be converted to a higher and better use. These properties, when completed, are expected to comprise 1.1 million square feet. Additionally, as of September 30, 2018, we had an ownership interest, through unconsolidated joint ventures, in 47 industrial and 18 office properties totaling 14.6 million square feet, three properties under development, which when completed are expected to comprise 437,000 square feet and a 217-room hotel, which is excluded from the square footage total, and 339 acres of developable land, substantially all of which is zoned for commercial use. We also owned through unconsolidated joint ventures one property held for redevelopment or as "value-added" which, when completed, is expected to comprise 48,000 square feet. We own and operate industrial properties nationally and own and operate office properties in a focused group of office markets. Additionally, we own certain assets in the United Kingdom.

        The Trust is a self-administered and self-managed real estate investment trust that was formed to continue and expand the commercial real estate business of Rouse & Associates. Founded in 1972, Rouse & Associates was a developer and manager of commercial real estate in the Southeastern, Mid-Atlantic and West Coast markets of the United States.

        Our executive offices are located at 650 East Swedesford Road, Wayne, Pennsylvania 19087, and our telephone number is (610) 648-1700. Our website address is www.libertyproperty.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

        Your investment in the notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the factors set forth below as well as the risk factors discussed in our most recent annual report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the notes is suitable for you.

The notes are effectively subordinated to all of our existing and future secured debt and are structurally subordinated to the indebtedness of our subsidiaries.

        The notes are not secured by any of our assets and therefore are effectively subordinated to all of our existing and future secured debt. If we become insolvent or are liquidated, or if payment of any of our secured debt is accelerated, the holders of that secured debt will be entitled to exercise the remedies available to secured lenders under applicable law, including the ability to foreclose on and sell the assets securing such debt to satisfy such debt. In any such case, our remaining assets may be insufficient to repay the notes.

        Because we operate a portion of our business through subsidiaries, we derive revenues from, and hold assets through, those subsidiaries. In general, these subsidiaries are separate and distinct legal entities. These subsidiaries will have no obligation to pay any amounts due on our debt securities, including the notes, or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. Our right to receive any assets of any subsidiary in the event of a bankruptcy or liquidation of the subsidiary, and therefore the right of our creditors to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, in each case to the extent that we are not recognized as a creditor of such subsidiary. In addition, even where we are recognized as a creditor of a subsidiary, our rights as a creditor with respect to certain amounts are subordinated to other indebtedness of that subsidiary, including secured indebtedness to the extent of the assets securing such indebtedness.

        As of September 30, 2018, we had outstanding $230.2 million aggregate net principal amount of secured indebtedness.

The notes restrict, but do not eliminate, the ability to incur additional debt or take other action that could negatively impact holders of the notes.

        Subject to specified limitations in the indenture and as described under "Description of Notes—Certain Covenants," the indenture does not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would give holders of the notes protection in the event of: a highly leveraged or similar transaction involving us or any of our affiliates; a change of control; or a reorganization, restructuring, merger or similar transaction involving us or any of our affiliates that may adversely affect the holders of the notes. Restrictions on the ownership and transfer of the shares of common stock of the Trust designed to preserve its qualification as a REIT, however, may prevent or hinder a change of control. The Trust and its management have no present intention of engaging in a transaction which would result in the Trust or us being highly leveraged or that would result in a change of control.

There is no current public market for the notes.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. We cannot guarantee:

  •
  any trading market for the notes will develop or be maintained;

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  the liquidity of any trading market that may develop for the notes;

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  your ability to sell your notes when desired or at all; or

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  the price at which you would be able to sell your notes.

        Liquidity of any trading market for, and future trading prices of, the notes will depend on many factors, including:

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  prevailing interest rates;

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  our operating results and cash flows;

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  credit rating or outlook changes; and

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  the market for similar securities.

USE OF PROCEEDS

        We estimate that the net proceeds we will receive from the sale of the notes offered by this prospectus supplement will be approximately $345.7 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes, including repayment of borrowings under our $900.0 million credit facility (the "Credit Facility"), which includes a revolving credit facility for borrowings up to $800 million, and a delayed draw term loan facility (the "DDTL") aggregating up to $100 million which we have fully drawn. We may also repay borrowings under our revolving working capital line of credit, which provides for borrowings up to $30 million (together with the Credit Facility, the "Credit Facilities").

        The interest rate on borrowings under our Credit Facilities fluctuates based on ratings from Moody's Investors Service, Inc., Standard and Poor's Ratings Group and Fitch, Inc. Based on our existing ratings, as of September 30, 2018, borrowings under the Credit Facilities bear interest at LIBOR plus 87.5 basis points for revolving loans and 95 basis points for the DDTL. There is also a 15 basis point annual facility fee on the aggregate loan commitments of the revolving credit facilities. As of September 30, 2018, the Company had $569.9 million in outstanding borrowings and $5.8 million of letters of credit issued under the Credit Facilities. As of January 18, 2019, the weighted average interest rate on the Credit Facilities was 3.40% and $406.3 million was outstanding. The Credit Facilities have a maturity date of October 20, 2021 (which maturity has two six-month extensions at the Company's option, subject to the payment of a stated fee).

        Affiliates of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and certain other underwriters are lenders under our Credit Facilities. As described above, we may use the net proceeds of this offering to repay borrowings outstanding from time to time under our Credit Facilities. Because affiliates of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and certain other underwriters are lenders under our Credit Facilities, those affiliates would receive a portion of the net proceeds from this offering through the repayment of those borrowing. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

DESCRIPTION OF NOTES

        The following description of the notes and the Indenture (as defined below) summarizes certain provisions of the Indenture and is therefore incomplete. Accordingly, the following description of the notes and the Indenture is subject to and qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Except as otherwise indicated, section references are to sections of the Indenture. If anything described in this section is inconsistent with the terms described in the accompanying prospectus, you should rely on this prospectus supplement.

General

        The notes will be issued under a Senior Indenture dated as of September 22, 2010 between the Partnership, as obligor, and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented and amended by the Seventh Supplemental Indenture dated as of April 27, 2017 between the Partnership and the Trustee (as supplemented and amended, the "Base Indenture"), and a Supplemental Indenture thereto to be dated as of January 25, 2019, between the Partnership and the Trustee (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). The notes will initially be issued in the aggregate principal amount of $350.0 million, subject to "reopening" as described below. The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The notes are subject to all of those terms, and holders of notes should refer to the Indenture and the Trust Indenture Act for a statement of those terms.

        The notes are a series of securities issued under the Indenture. The Indenture permits us to "reopen" this series, without the consent of the holders of the securities of this series, in order to issue additional securities of this series. Thus, we may in the future issue additional debt securities of the same series as the notes without your consent. Any additional securities of this series will have the same ranking, interest rate, redemption provisions and maturity as the notes. These additional securities will, together with the notes, constitute a single series of securities under the Indenture.

        The notes will be our senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. As of September 30, 2018, we had outstanding approximately $2.3 billion aggregate net principal amount of unsecured unsubordinated indebtedness, and also had $569.9 million outstanding under the Credit Facilities. The notes will be effectively subordinated to the claims of mortgage lenders holding our secured indebtedness, as to the specific property securing each lender's mortgage. As of September 30, 2018, we had outstanding $230.2 million aggregate net principal amount of secured indebtedness. The notes will be recourse to all of our assets, but will be nonrecourse with respect to our partners, including the Trust, our sole general partner. Subject to certain limitations set forth in the Indenture, and as described under "Certain Covenants" below and in the attached prospectus under "Description of Debt Securities—Certain Covenants," the Indenture will permit us to incur additional secured and unsecured indebtedness.

        The notes are not convertible into or exchangeable for our partnership interests or common shares of the Trust. We will not make any sinking fund payments with respect to the notes. We do not intend to list the notes on any securities exchange or apply for inclusion of the notes in any automated quotation system. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The notes will mature on February 1, 2029 (the "Maturity Date").

Principal and Interest

        The interest rate on the notes will be 4.375% per annum. We will pay interest semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2019. Interest will accrue from January 25, 2019 or from the most recent interest payment date to which we have paid or provided for the payment of interest to the next interest payment date or the scheduled maturity date or earlier redemption, as the case may be. We will pay interest computed on the basis of a 360-day year of twelve 30-day months. Interest on the notes will be paid to the persons in whose names the notes are registered at the close of business on the January 15 or July 15 preceding the respective interest payment date (whether or not a Business Day). Unless we redeem the notes prior to their maturity date, we will redeem the notes at their principal amount on their maturity date. If an interest payment date is not a Business Day, we will pay interest on the next succeeding Business Day; provided, that no interest will accrue on the payment so deferred. A "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to the notes ("Defaulted Interest") will forthwith cease to be payable to the holder of the note on the applicable regular record date and may either be paid to the person in whose name such note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of such note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

        The principal of each note payable on its Maturity Date will be paid against presentation and surrender of such note at the corporate trust office of the Trustee, located initially at 60 Livingston Avenue, 1st Floor, Bond Drop Window, St. Paul, MN, 55107, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Certain Covenants

        The Indenture contains various covenants including the following:

        Limitations on Incurrence of Debt.    The Partnership will not, and will not permit any Subsidiary (as defined below) to, incur any Debt (as defined below), other than Intercompany Debt (as defined below) that is subordinate in right of payment to the notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of: (i) the Partnership's Adjusted Total Assets (as defined below) as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt) (Section 1004(a)).

        In addition to the foregoing limitation on the incurrence of Debt, the Partnership will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) on the date on which such additional Debt is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof, would have been less than 1.5 to 1 (Section 1004(b)).

        Further, the Partnership will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Partnership or any Subsidiary ("Secured Debt"), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Partnership and its Subsidiaries on a consolidated basis is greater than 40% of the sum of: (i) the Partnership's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt) (Section 1004(c)).

        Maintenance of Unencumbered Total Asset Value.    The Partnership will at all times maintain an Unencumbered Total Asset Value (as defined below) in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of the Partnership and its Subsidiaries on a consolidated basis (Section 1004(d)).

        For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Partnership or a Subsidiary whenever the Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

        As used herein:

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  "Adjusted Total Assets" as of any date means the total of all assets, as determined in accordance with GAAP, plus accumulated depreciation.

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  "Annual Service Charge" as of any date means the aggregate amount of any interest (other than amortization of deferred financing costs) expensed for the four consecutive fiscal quarters most recently ended prior to such date, as determined in accordance with GAAP.

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  "Consolidated Income Available for Debt Service" as of any date means Consolidated Net Income (as defined below) of the Partnership and its Subsidiaries plus amounts that have been deducted for and minus amounts which have been added for: (i) interest on Debt of the Partnership and its Subsidiaries; (ii) provision for taxes of the Partnership and its Subsidiaries based on income; (iii) amortization of debt discount, premium and deferred financing costs; (iv) provisions for unrealized gains and losses, depreciation and amortization, and the effect of other noncash items; (v) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income; (vi) amortization of deferred charges; (vii) charges for early extinguishment of debt; and (viii) any fees, costs or expenses (or amortization thereof) in connection with any debt financing or amendments thereto, any acquisition, merger, recapitalization or similar transaction (in each case whether or not completed), for the four consecutive fiscal quarters most recently ended, all as determined in accordance with GAAP, and without taking into account any provision for gains and losses on sales or other dispositions of properties.

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  "Consolidated Net Income" for any period means the amount of net income (or loss) of the Partnership and its Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

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  "Debt" of the Partnership or any Subsidiary means any indebtedness of the Partnership or any Subsidiary, whether or not contingent, in respect of: (i) borrowed money evidenced by bonds, notes, debentures or similar instruments; (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Partnership or any Subsidiary; (iii) reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or (iv) any lease of property by the Partnership or any Subsidiary as lessee which is reflected on the Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP; but in the case of items of indebtedness incurred under (i) through (iii) above only to the extent that any such items (other than letters of credit) would appear as a liability on the Partnership's consolidated balance sheet in accordance with GAAP; and also includes, to the extent not otherwise included, any obligation of the Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Partnership or any Subsidiary).

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  "GAAP" means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis; provided, that solely for the purposes of any calculation required by the financial covenants contained in the Indenture, "GAAP" shall mean generally accepted accounting principles as used in the United States on the date of the Indenture, applied on a consistent basis.

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  "Intercompany Debt" means Debt to which the only parties are the Trust, any of its subsidiaries, the Partnership and any Subsidiary, or Debt owed to the Trust arising from routine cash management practices, but only so long as such Debt is held solely by any of the Trust, any of its subsidiaries, the Partnership and any Subsidiary.

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  "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Partnership or by one or more Subsidiaries of the Partnership. For the purposes of this definition, "voting stock" means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

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  "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Partnership and its Subsidiaries on such date, before depreciation and amortization, as determined on a consolidated basis in accordance with GAAP.

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  "Unencumbered Total Asset Value" as of any date means the sum of: (i) the value of those Undepreciated Real Estate Assets not subject to an encumbrance; and (ii) the value of all other assets of the Partnership and its Subsidiaries on a consolidated basis not subject to an encumbrance, as determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided, however, that all investments by the Partnership and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Unencumbered Total Asset Value to the extent that such investments would have otherwise been included.

        Compliance with the covenants described herein and with respect to the notes generally may not be waived by the Partnership, or by the Trustee unless the holders of at least a majority in principal amount of all outstanding notes consent to such waiver; provided, however, that the defeasance and covenant defeasance provisions of the Indenture described under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the attached prospectus, will apply to the notes, including with respect to the covenants described in this prospectus supplement.

Optional Redemption

        At any time prior to the Par Call Date (as defined below), the notes may be redeemed at our option, in whole or from time to time in part, at a redemption price equal to the greater of:

        (i)  the principal amount of the notes being redeemed; and

       (ii)  the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matured on the Par Call Date but for the redemption thereof (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Reinvestment Rate (as defined below) plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the applicable redemption date; provided, however, if a redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date.

        If we redeem the notes on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the applicable redemption date.

        If notice of redemption has been given as provided in the Indenture and funds for the redemption of the notes called for redemption shall have been made available on the redemption date referred to in such notice, such notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of such notes from and after the redemption date will be to receive payment of the redemption price upon surrender of such notes in accordance with such notice.

        Notice of any optional redemption of any notes will be given to holders at their addresses, as shown in the security register for the notes, not more than 60 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption date, the redemption price and principal amount of the notes held by such holder to be redeemed.

        If all or less than all of the notes of any series are to be redeemed at our option, we will notify the trustee for the notes at least 45 days prior to giving notice of redemption (or such shorter period as may be satisfactory to the trustee) of the aggregate principal amount of notes to be redeemed and their redemption date. The trustee shall select, in such manner as it shall deem fair and appropriate, no less than 60 days prior to the date of redemption, the notes to be redeemed in whole or in part.

        Neither we nor the trustee shall be required to: (i) issue, register the transfer of or exchange notes during a period beginning at the opening of business 15 days before any selection of notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any note, or portion thereof, called for redemption, except the unredeemed portion of any note being redeemed in part.

        As used herein:

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  "Par Call Date" means November 1, 2028 (three months prior to the maturity date of the notes).

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  "Reinvestment Rate" means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to the Par Call Date (the "Treasury Yield"). For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading "Week Ending" for "U.S. Government Securities—Treasury Constant Maturities" with a maturity equal to such remaining life (assuming the notes matured on the Par Call Date); provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the redemption amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by us.

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  "Statistical Release" means the statistical release designated "H.15" or any successor publication which is published weekly by the Federal Reserve System (or companion online data resource published by the Federal Reserve System) and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by us.

The Trustee

        U.S. Bank National Association is the Trustee under the Indenture. All payments of principal of, and interest on, and all registration, transfer, exchange, authentication, and delivery (including authentication and delivery on original issuance of the notes) of, the notes will be effected by the Trustee in St. Paul, Minnesota or at an office designated by the Trustee in New York, New York.

        The Indenture contains certain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.

        The holders of not less than a majority in principal amount of the then outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes, provided that (i) such direction shall not be in conflict with any rule of law or with the Indenture; (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; (iii) such direction would not be unduly prejudicial to the rights of another holder; and (iv) such direction would not involve the Trustee in personal liability (Section 512).

        If an Event of Default (as defined in the accompanying prospectus) with respect to the notes occurs and is continuing, the Trustee shall exercise with respect to the notes such rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers vested in it by the Indenture at the request of any of the holders, unless such holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (Section 602).

Book-Entry Notes

        The notes will be issued in book-entry form, as one or more notes registered in the name of the nominee of The Depository Trust Company, which will act as Depositary (as defined in the accompanying prospectus). See "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

Same-Day Settlement and Payment

        The underwriters will make settlement for the notes in immediately available funds. We will make all payments of principal and interest in respect of the notes in immediately available funds.

        Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the notes will trade in The Depository Trust Company's Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form. Therefore, The Depository Trust Company will require secondary market trading activity in the notes to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Non-U.S. Holders

        Investors may hold interests in the notes outside the United States through Clearstream Banking, Societe Anonyme ("Clearstream") or Euroclear Bank S.A./N.V., as operator of Euroclear System ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems.

        Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customers' securities accounts in the depositaries names on the books of the DTC. We will designate a depositary for each of Clearstream and Euroclear.

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

        The following summary of material federal income tax considerations to the purchasers of the notes is based on current law, is for general information only and is not tax advice. This discussion deals only with notes held as "capital assets" within the meaning of the Code and does not purport to deal with all aspects of taxation that may be relevant to particular purchasers in light of their personal investment or tax circumstances or to certain types of purchasers (including insurance companies, financial institutions, broker-dealers, persons who own notes that are a hedge or are hedged against interest rate risks, accrual basis taxpayers subject to special tax accounting rules as a result of their use of financial statements, or persons who own notes as part of a straddle or conversion transaction for tax purposes) subject to special treatment under the federal income tax law. The following discussion supplements the discussion in the accompanying prospectus under the heading "Federal Income Tax Considerations with respect to the Trust and the Operating Partnership—Taxation of Holders of Debt Securities" and should be read in conjunction therewith.

        Prospective investors are advised to consult their own tax advisors regarding the specific tax consequences of the purchase, ownership and disposition of the notes, including the federal, state, local, foreign and other tax consequences of such purchase, ownership and disposition and of potential changes in applicable tax laws.

        For a summary of the material federal income tax considerations to the Partnership, see "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership" in the accompanying prospectus. Except as specifically defined in this discussion, the capitalized terms used in this discussion have been defined under "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership" in the accompanying prospectus.

U.S. Holders of the Notes

        The term "U.S. Holder," as used in the accompanying prospectus, includes a holder of a note that is not a "United States person" for federal income tax purposes, but is nevertheless subject to federal income taxation on a net income basis with respect to the note. For purposes of the discussion in this prospectus supplement, however, such holder will not be treated as a "U.S. Holder."

        Payments of Interest.    The notes are not currently expected to be issued with original issue discount ("OID"). Interest on a note without OID generally will be included in the income of a holder as ordinary income at the time such interest is received or accrued in accordance with the holder's regular method of accounting.

        Market Discount.    Generally, if a U.S. Holder purchases a note for an amount that is less than its "stated redemption price at maturity" (the sum of all payments provided by the notes other than "qualified stated interest," i.e., stated interest that is unconditionally payable in cash at least annually at a single fixed rate, based on the payment schedule of the notes), such U.S. Holder will be treated as having purchased the note at a "market discount," unless the market discount is less than a de minimis amount (generally 1/4 of 1 percent of the stated redemption price of the note at maturity times the number of complete years to maturity after the U.S. Holder acquires the note).

        Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, exchange, retirement or other disposition of a note, as ordinary income to the extent of the lesser of: (i) the amount of such payment or realized gain, or (ii) the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made such an election may be revoked only with the consent of the IRS.

        A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the U.S. Holder recognizes the accrued market discount, including, for example, the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer and that is currently recognized by the U.S. Holder.

        A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest income for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

        Amortizable Bond Premium.    If a U.S. Holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the debt instrument with "amortizable bond premium," generally equal in amount to such excess. In the case of a debt instrument that may be optionally redeemed prior to maturity (such as the notes), the applicable Treasury Regulations (the "Bond Premium Regulations") provide that the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the "redemption date") for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would increase the holder's yield on the debt instrument. If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument generally will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the holder's "adjusted acquisition price," which is an amount equal to the holder's basis in the debt instrument (as determined under the Bond Premium Regulations) and which may be different than the "basis" used for determining gain or loss on the sale of a debt instrument, less the sum of (i) any amortizable bond premium allocable to prior accrual periods, and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

        A U.S. Holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments during or after the taxable year to which such election applies, and may be revoked only with the consent of the IRS. In general, a holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the Bond Premium Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

        Disposition of the Notes.    Upon the sale, exchange, redemption, retirement or other disposition of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which, if not previously included in income, is taxable as ordinary income), and (ii) such U.S. Holder's adjusted tax basis in the note. For purposes of determining taxable gain or loss, a U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such Holder increased by accrued market discount, if any, that the U.S. Holder has included in income, and decreased by the amount of any payments other than qualified stated interest payments received, and amortizable bond premium taken, with respect to such note. A portion of the taxable gain may be treated as ordinary income under the market discount rules described above. Gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was a capital asset in the hands of the U.S. Holder and was held for more than one year. Generally, capital gain of a non-corporate U.S. Holder is taxed currently at a reduced maximum rate of 20% for taxable years where the U.S. Holder has a holding period greater than one year (excluding the 3.8% Medicare tax on net investment income). The deductibility of capital losses is subject to certain limitations under the Code.

Non-U.S. Holders of the Notes

        The rules governing the United States federal income taxation of a non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

        Payment of Interest.    Generally, unless effectively connected with the conduct of a trade or business within the United States, payments of interest and market discount on a note to a non-U.S. Holder will qualify for the "portfolio interest exemption" and, therefore, will not be subject to United States federal income tax or withholding, unless the non-U.S. Holder is (i) a direct or indirect 10% or greater partner (as defined in Section 871(h)(3) of the Code) in the Partnership, (ii) a controlled foreign corporation related to the Partnership, or (iii) a bank receiving interest described in Section 881(c)(3)(A) of the Code. To qualify for the portfolio interest exemption, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received a statement in a timely manner that (i) is signed by the beneficial owner of the note under penalties of perjury, (ii) certifies that such owner is a non-U.S. Holder, and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8BEN or a substantially similar form (or IRS Form W-8BEN-E as applicable), and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. In such case, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or the substitute form (or IRS Form W-8BEN-E as applicable) provided by the beneficial owner to the organization or institution.

        Except to the extent that an applicable treaty otherwise provides, a non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with a United States trade or business of the non-U.S. Holder. Under certain circumstances, effectively connected interest received by a corporate non-U.S. Holder may be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding if the non-U.S. Holder delivers a properly executed IRS Form W-8ECI or substantially similar form to the Withholding Agent.

        Interest income of a non-U.S. Holder that is not effectively connected with a United States trade or business and that does not qualify for the portfolio interest exemption described above generally is subject to a U.S. withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty).

        Disposition of the Notes.    A non-U.S. Holder of a note generally will not be subject to United States federal income tax or withholding on any gain realized on the sale, exchange, redemption, retirement or other disposition of a note (except to the extent of any accrued and unpaid interest taxable as interest above) unless (i) the gain is effectively connected with a United States trade or business of the non-U.S. Holder, (ii) in the case of a non-U.S. Holder who is an individual (who is not otherwise treated as a resident for U.S. income tax purposes), such non-U.S. Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such non-U.S. Holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such non-U.S. Holder in the United States, or (iii) the non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

        If a non-U.S. Holder is described in (i) above, the proceeds of a sale or disposition of a non-U.S. Holder's investment in a note that is effectively connected with a United States trade or business will generally be subject to U.S. federal income tax on a net basis at the rate applicable to U.S. Holders generally. In addition, foreign corporations may be subject to a 30% (or, if applicable, a lower treaty rate) branch profits tax if the investment in the note is effectively connected with the foreign corporation's United States trade or business. If a non-U.S. holder is an individual described in (ii) above, such holder will be subject to a flat 30% tax (subject to reduction under an applicable income tax treaty), which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

        Certain United States Federal Estate Tax Considerations Applicable to a non-U.S. Holder.    A note beneficially owned by an individual who is not a citizen or resident of the United States at the time of death will not be included in the decedent's gross estate for United States federal estate tax purposes, unless the individual is a direct or indirect 10% or greater partner of the Partnership, or, at the time of death, payments with respect to such note would have been effectively connected with the conduct by such non-U.S. Holder of a trade or business within the United States.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to payments on a note held by a U.S. Holder (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, retirement or other disposition of a note), unless the holder of the note is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact. Back-up withholding currently at a 24% rate will apply to such payments unless the U.S. Holder provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

        Information reporting requirements and backup withholding will not apply to payments on a note to a non-U.S. Holder if the non-U.S. Holder provides the required statement on IRS Form W-8BEN or a substantially similar form (or IRS Form W-8BEN-E as applicable) or on IRS Form W-8ECI or a substantially similar form, provided that the Withholding Agent does not have actual knowledge that the Holder is a United States person. However, we and other payors are required to report payments of interest on your notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation as to the United States, (iv) is a U.S. branch of a foreign bank or a foreign insurance company, or (v) is a foreign partnership, if at any time during its tax year, one or more of its partners are "U.S. persons," as defined in U.S. Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a United States trade or business. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence generally will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. Holders and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of a note under the backup withholding rules is allowable as a credit against such holder's United States federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

Medicare Tax on Investment Income

        U.S. Holders who are individuals, estates or trusts (other than certain types of exempt trusts), in each case with adjusted gross income in excess of certain threshold amounts, are required to pay an additional 3.8% tax on net investment income, which includes interest on, and capital gains from the sale or other taxable disposition (including retirement or redemption) of, securities such as the notes. Holders should consult their tax advisors regarding the effect, if any, of this Medicare tax on their ownership or disposition of the notes.

Guidance Relating to Foreign Accounts.

        Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance thereunder, commonly referred to as FATCA, U.S. federal withholding tax at a rate of 30% is imposed on (i) interest paid with respect to the Notes and (ii) certain gross proceeds from the disposition of the Notes paid to (a) foreign financial institutions (as defined in Section 1471(d)(4) of the Code) unless they agree to collect and disclose to the Secretary of the Treasury information regarding their direct and indirect U.S. account holders and (b) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. The 30% withholding rate generally applies without regard to reduced rates of withholding or exemptions from withholding available under current law under treaties or existing statutory rules. Under some circumstances, a foreign owner may still be eligible to claim the benefit of such reduced withholding rates and exemptions through a claim for refund. Foreign financial institutions and other foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Recently issued proposed Treasury Regulations, upon which holders may rely, eliminate the FATCA withholding tax on gross proceeds, but such regulations are currently only in proposed form.

        FATCA does not replace the existing U.S. withholding tax regime, but the FATCA regulations contain coordination provisions to avoid double withholding on U.S.-source income. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the Notes in light of such note holder's specific circumstances.

Changes in the Tax Cuts and Jobs Act of 2017

        Below is a summary of certain legislative changes resulting from the Tax Cuts and Jobs Act of 2017 (the "TCJA") that may impact us.

        The TCJA was passed by Congress on December 20, 2017 and signed into law by President Trump on December 22, 2017. The TCJA significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. To date, the IRS has issued only limited guidance with respect to certain provisions of the TCJA. There are numerous interpretative issues and ambiguities that still require guidance and that are not clearly addressed in the Conference Report that accompanied the TCJA. Technical corrections legislation likely will be needed to clarify certain of the new provisions and give proper effect to Congressional intent. There can be no assurance, however, that technical corrections or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress anytime soon. We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders. Below is a brief summary of some of the key changes in the TCJA that directly impact REITs and their stockholders with respect to an investment in REITs. The changes described below are effective for taxable years beginning after December 31, 2017, unless otherwise noted. Investors should consult with their tax advisors regarding the effect of the TCJA on their particular circumstances (including the impact of other changes enacted as part of the TCJA that do not directly relate to REITs and that are not discussed here).

        Income Tax Rates. Under the TCJA, the corporate income tax rate is reduced from a maximum marginal rate of 35% to a flat 21% rate. The reduced corporate income tax rate, which is effective for taxable years beginning after December 31, 2017, reduces some of the tax advantage that REITs have had relative to non-REIT C corporations. This reduced corporate income tax rate also applies to income earned by the Company's taxable REIT subsidiaries, however. The rate of U.S. federal withholding tax on distributions made to non-U.S. shareholders by a REIT that are attributable to gains from the sale or exchange of U.S. real property interests has also been reduced from 35% to 21%.

        The TJCA also reduced the highest marginal income tax rate applicable to individuals to 37% (excluding the 3.8% Medicare tax on net investment income). Individuals continue to pay a maximum 20% rate on long-term capital gains and qualified dividend income. However, the TCJA also allows non-corporate U.S. stockholders to deduct 20% of their dividends from REITs, excluding capital gain dividends and qualified dividend income (which continue to be subject to the 20% rate). As a result, the qualified dividend income received by an individual or other non-corporate U.S. shareholder in a REIT will be subject to a maximum effective U.S. federal income tax rate of 29.6%, compared with the previously effective rate of 39.6% (plus, in each case, the 3.8% Medicare tax on net investment income). The income tax rate changes applicable to individuals apply for taxable years beginning after December 31, 2017 and before January 1, 2026.

        Limitation on Deductibility of Business Interest. Under the TCJA, in general, the deductibility of net interest for a business, other than certain small businesses, is limited to 30% of the business's adjusted taxable income (i.e., business taxable income computed without regard to business interest income or deductions, NOL deductions, any deduction for domestic production activities, or the 20% deduction for qualified business income). Interest that is disallowed can be carried forward indefinitely. However, a "real property trade or business" is permitted to elect to deduct 100% of its interest expense. That election is irrevocable. If such an election were made, the electing "real property trade or business" would be required to use the less favorable alternative depreciation system to depreciate real property used in the trade or business. A "real property trade or business" is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing, or brokerage trade or business. For tax years beginning after December 31, 2017 and before January 1, 2022, the TCJA calculates adjusted taxable income using a tax EBITDA-based calculation. For tax years beginning January 1, 2022 and thereafter, the calculation of adjusted taxable income will not add back depreciation or amortization. There is no rule grandfathering existing debt. If the Company does not make the election or if the election is determined not to be available with respect to all or certain of its business activities, the new interest deduction limitation could result in the Company having more REIT taxable income and thus increase the amount of distributions it must make to comply with the REIT requirements and avoid incurring corporate level tax.

        Depreciation of Real Property. The TCJA was intended to reduce the recovery period under the modified accelerated cost recovery system ("MACRS") for qualified improvement property to 15 years. However, due to an internal inconsistency in the statutory language of the TCJA, the Internal Revenue Service will continue to apply a recovery period of 39 years under the MACRS for qualified improvement property, unless and until Congress passes technical correction legislation. Qualified improvement property is any improvement to the interior portion of a building which is non-residential real property if such improvement is placed in service after the date the building was first placed in service. The TCJA made no change to the MACRS recovery period for non-residential real property (39 years) and residential real property (27.5 years). Under the TCJA, the alternative depreciation system lives are as follows: 30 years for residential real property (previously 40 years), 40 years for non-residential property (no change), and 20 years for qualified improvement property (previously 40 years).

        Net Operating Loss Deduction. Under amendments made by the TCJA to Section 172 of the Code, the deduction for any NOL carryforwards arising from losses sustained in taxable years beginning after December 31, 2017 is limited to 80% of REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of losses arising in taxable years ending after December 31, 2017 may not be carried back, but may be carried forward indefinitely.

        Like-Kind Exchanges. The TCJA modifies the like-kind exchange provisions by restricting the preferential tax treatment applicable to like-kind exchanges to exchanges of real property not held primarily for sale. Previously, the like-kind exchange provisions also applied to personal property not held for sale. Accordingly, any personal property included in a real property exchange no longer will qualify for deferred treatment under these provisions. This change applies to exchanges completed after December 31, 2017.

        Technical Terminations of Partnerships. For tax years beginning January 1, 2018, the TCJA permanently repeals the technical termination rule for partnerships. The technical termination rule provided that a partnership (or limited liability company taxed as a partnership) terminated for tax purposes (and a new partnership is deemed to be created) if there was a sale or exchange of 50% or more of the total interest in the partnership (or LLC) capital and profits in a 12-month period.

UNDERWRITING (CONFLICTS OF INTEREST)

        Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, which we refer to collectively as the representatives, are acting as joint book-running managers of the offering, and are acting as representatives of the underwriters named below.

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$82,250,000
Goldman Sachs & Co. LLC	82,250,000
Wells Fargo Securities, LLC	82,250,000
J.P. Morgan Securities LLC	17,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	17,500,000
PNC Capital Markets LLC	10,500,000
Regions Securities LLC	10,500,000
SunTrust Robinson Humphrey, Inc.	10,500,000
U.S. Bancorp Investments, Inc.	10,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	5,250,000
Capital One Securities, Inc.	5,250,000
MUFG Securities Americas Inc.	5,250,000
Samuel A. Ramirez & Company, Inc.	5,250,000
TD Securities (USA) LLC	5,250,000

Total	$350,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part. The underwriters are obligated to purchase all the notes if they purchase any of the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.400% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.250% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

        The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Liberty Property Limited Partnership
Per note	0.650%

        We expect that delivery of the notes will be made against payment therefor on or about January 25, 2019, which is the third business day following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days (such settlement being referred to as "T+2"), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their advisors.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system. The representatives may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

        In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Selling short involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that our total expenses for this offering (excluding the underwriting discount) will be $1.1 million and will be payable by us.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Conflicts of Interest

        Affiliates of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Wells Fargo Securities, LLC and certain other underwriters are lenders under our Credit Facilities and, as such, would receive a portion of any proceeds of this offering that we may use to repay indebtedness under this facility.

        Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee. Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, a subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Notice to Prospective Investors in the European Economic Area

        The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For these purposes:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

  (i)
  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

  (ii)
  a customer within the meaning of Directive 2002/92/EC (as amended or superseded, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  (iii)
  not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the "Prospectus Directive"); and

  (b)
  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

        Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

        Each person in a member state of the EEA to whom any offer of notes is made or who receives any communication in respect of, or who initially acquires any notes under, the offers to the public contemplated in this prospectus , or to whom the notes are otherwise made available will be deemed to have represented, warranted and agreed to and with each of the underwriters and the Issuer that it and any person on whose behalf it acquires notes as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, is: (i) a "qualified investor" within the meaning of the law in that member state implementing Article 2(1)(e) of the Prospectus Directive; and (ii) not a "retail investor" as defined above.

Notice to Prospective Investors in the United Kingdom

        Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not, if we were not an authorized person, apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

        The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

        Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (A) to an institutional investor under Section 274 of the SFA (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in to Section 275(1A), or Section 276(4)(i)(B) of the SFA; (B) where no consideration is or will be given for the transfer; (C) where the transfer is by operation of law; (D) as specified in Section 276(7) of the SFA; or (E) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04- N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

        Certain legal matters relating to the notes will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, and for the underwriters by Hogan Lovells US LLP. Certain tax matters relating to the notes will be passed upon for us by Cozen O'Connor. In addition, Cozen O'Connor will serve as tax counsel for all purposes described in the accompanying prospectus.

PROSPECTUS

LIBERTY PROPERTY TRUST
COMMON SHARES OF BENEFICIAL INTEREST
PREFERRED SHARES OF BENEFICIAL INTEREST, DEPOSITARY SHARES, WARRANTS AND GUARANTIES
LIBERTY PROPERTY LIMITED PARTNERSHIP
DEBT SECURITIES

        Liberty Property Trust may offer its common shares of beneficial interest, preferred shares of beneficial interest, depositary shares representing interests in its preferred shares, warrants to purchase common shares and/or preferred shares, and guaranties of the debt securities of Liberty Property Limited Partnership. The Trust's common shares are listed on the New York Stock Exchange under the symbol "LPT."

        Liberty Property Limited Partnership may offer its debt securities in one or more series.

        We may offer the securities at prices and on terms to be set forth in one or more supplements to this prospectus. The securities may be offered directly, through agents on our behalf or through underwriters or dealers.

        The terms of the securities may include limitations on ownership and restrictions on transfer thereof as may be appropriate to preserve the status of the Trust as a real estate investment trust for United States federal income tax purposes.

        You should carefully read and consider the risk factors beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2016 and included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in the securities described in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2017.

        NO DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

PROSPECTUS

ABOUT THIS PROSPECTUS

        This prospectus describes certain securities of Liberty Property Trust, which is a real estate investment trust, and Liberty Property Limited Partnership, which is a limited partnership. We sometimes refer to the Trust and the Operating Partnership together, along with their subsidiaries and affiliates, using the words "we," "our" or "us," or as the "Company." This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus contains a general description of the securities we may offer. We will describe the specific terms of these securities, as necessary, in supplements that we attach to this prospectus for each offering. Each supplement will also contain specific information about the terms of the offering it describes. The supplements may also add, update or change information contained in this prospectus. In addition, as we describe below in the section entitled "Where to Find Additional Information," we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our securities, you should read this prospectus, the supplement that further describes the offering of those securities and the information we otherwise file with the SEC.

WHERE TO FIND ADDITIONAL INFORMATION

        We are required by federal securities laws to file certain information with the SEC. You can access this material on the SEC's Internet website, at http://www.sec.gov. You can also read and copy this material at the SEC's public reference room, located at 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at (800) 732-0330 for information on how the public reference room operates. In addition, the common shares are listed on the NYSE, and you can obtain our reports, proxy statements and other information about us at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

        We will also send you copies of the material we file with the SEC, free of charge, upon your request. Please call or write our Investor Relations department at:

500 Chesterfield Parkway
Malvern, Pennsylvania 19355
Telephone No.: (610) 648-1700

        The SEC allows us to "incorporate by reference" into this prospectus certain important information about us. This means that the information in this prospectus is not complete, and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, we may in the future file additional documents with the SEC. When filed, the information in these documents will update and supersede the current information in, and incorporated by reference in, this prospectus.

        We incorporate by reference the documents listed below, and any other documents we file with the SEC under Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934 until the offering described in this prospectus is completed:

  (a)
  The Annual Reports on Form 10-K of the Trust and the Operating Partnership for the fiscal year ended December 31, 2016 (File Nos. 001-13130 and 001-13132);

  (b)
  The Current Reports on Form 8-K of the Trust and the Operating Partnership (and amendments thereto) filed with the SEC on March 1, 2017 and March 28, 2017 (File Nos. 001-13130 and 001-13132); and

  (c)
  The description of the Trust's common shares contained in the Registration Statement on Form 8-A of the Trust registering the common shares under Section 12 of the Securities Exchange Act of 1934, filed with the SEC on June 8, 1994 (File No. 001-13130).

        This prospectus is part of our "shelf" registration statement. We have filed the registration statement with the SEC under the Securities Act of 1933 to register the securities that we may offer by this prospectus and any supplements. Not all of the information in the registration statement appears in this prospectus, or will appear in any supplement. For more detail, you can read the entire registration statement, and all of the exhibits filed with it, at the SEC's offices or website as described above.

        You should rely on the information that is in this prospectus and its supplements, or incorporated by reference. You should not, however, assume that the information that appears directly in this prospectus, or any supplement, is accurate or complete as of any date other than the date on the front cover of the document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides us with a "safe harbor" for forward-looking statements we make. This means that we may not be liable to our shareholders if the projections we make about our future operations or performance do not come true. Certain materials that we have filed or will file with the SEC, and that we incorporate by reference in this Prospectus, contain statements that are or will be forward-looking, such as statements relating rental operations, business and property development activities, joint venture relationships, acquisitions and dispositions (including related pro forma financial information), future capital expenditures, financing sources and availability, litigation and the effects of regulation (including environmental regulation) and competition. These forward-looking statements generally are accompanied by words such as "believes," "anticipates," "expects," "estimates," "should," "seeks," "intends," "planned," "outlook" and "goal" or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve important risks, uncertainties and other factors that could cause actual results to differ materially from the expected results and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of the Company. The Company assumes no obligation to update or supplement forward looking statements that become untrue because of subsequent events. These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants' business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, risks relating to the continued repositioning of the Company's portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, risks related to properties developed by the Company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company's operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the Company's properties are located, the existence of complex regulations relating to status as a real estate investment trust ("REIT") and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the Company's securities and other risks described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016 and elsewhere in the materials incorporated by reference in this Prospectus. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

RISK FACTORS

        You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing the Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our results could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This Prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) documents we file with the SEC after the date of this prospectus and that are deemed incorporated by reference in this prospectus.

 THE COMPANY

        Liberty Property Trust (the "Trust") is a self-administered and self-managed Maryland real estate investment trust ("REIT") that is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties.

        On a consolidated basis, substantially all of the Trust's assets are owned directly or indirectly, and all of the Trust's operations are conducted directly or indirectly, by Liberty Property Limited Partnership (the "Operating Partnership"). The Trust is the sole general partner and also is a limited partner of the Operating Partnership. Substantially all of the Trust's assets are owned directly or indirectly, and substantially all of the Trust's operations are conducted directly or indirectly, by the Operating Partnership. Unless the context otherwise requires, as used in this prospectus, (i) the term "Operating Partnership" includes Liberty Property Limited Partnership and its subsidiaries (and, where the context indicates, its predecessor entities, Rouse & Associates, a Pennsylvania general partnership, and certain affiliated entities) and (ii) the term "Company" includes the Trust and the Operating Partnership.

        The Company's executive offices are located at 500 Chesterfield Parkway, Malvern, Pennsylvania 19355. The telephone number is (610) 648-1700. The Company maintains offices in each of its primary markets.

SECURITIES OFFERED BY THIS PROSPECTUS

Equity Securities of the Trust

        Using this prospectus, the Trust may offer from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering:

  •
  common shares of beneficial interest, $0.001 par value

  •
  preferred shares of beneficial interest, $0.001 par value

  •
  warrants to purchase preferred shares

  •
  warrants to purchase common shares

  •
  guaranties of debt securities issued by the Operating Partnership

        The Trust's preferred shares may, at the option of the Trust, be issued in the form of depositary shares evidenced by depositary receipts, and may be convertible into or exchangeable for common shares or other securities of the Trust or the Operating Partnership.

        The common shares, preferred shares, depositary shares, warrants to purchase common shares and preferred shares and any guaranties of the debt securities issued by the Operating Partnership are sometimes referred to in this prospectus, collectively, as "Trust Securities."

Debt Securities of the Operating Partnership

        Using this prospectus, the Operating Partnership may offer from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering, its debt securities, which may consist of

  •
  debentures

  •
  notes

  •
  other evidences of indebtedness

        These debt securities may have one or more of the following characteristics:

  •
  they may represent secured or unsecured obligations of the Operating Partnership

  •
  they may be either senior or subordinated

  •
  they may have the benefit of conditional or unconditional guaranties of the Trust

  •
  they may be convertible into or exchangeable for common shares, preferred shares, units of limited partnership interest of the Operating Partnership ("Units") and other Securities.

        The Debt Securities and Units are referred to in this prospectus, together with Trust Securities, as "Securities."

USE OF PROCEEDS

        Unless we state otherwise in the applicable prospectus supplement accompanying this prospectus, the net proceeds, if any, from the sale of the Securities offered by this prospectus will be used for general corporate purposes. These purposes may include, among other things, the following:

  •
  the acquisition or development of properties or other assets

  •
  the repayment of indebtedness.

        At the date of this prospectus, we do not consider any specific material proposed purchases of properties or other assets to be probable of completion. If, as of the date of any prospectus supplement, we have identified any probable purchases, we will describe these purchases in the prospectus supplement. The amount of Securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those Securities, will depend upon our funding requirements. If we elect at the time of an issuance of Securities to make different or more specific use of proceeds than described in this section, that use will be described in the prospectus supplement.

CERTAIN RATIOS

        Our ratios of earnings to fixed charges for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 were 3.78, 2.72, 2.03, 1.72, 1.85, respectively. Our ratios of earnings to combined fixed charges for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 were 3.77, 2.71, 2.02, 1.69, 1.70, respectively.

        The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges were computed by dividing earnings by fixed charges and by combined fixed charges, respectively. For the purpose of these computations, earnings have been calculated by adding interest expense, depreciation expense on capitalized interest and amortization of deferred financing costs to income from continuing operations before equity in earnings of unconsolidated subsidiaries and after distribution of earnings from unconsolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of deferred financing costs. Combined fixed charges consist of fixed charges plus distributions on preferred partnership units of the Operating Partnership.

DESCRIPTION OF DEBT SECURITIES

        The Debt Securities may be issued in one or more series under a senior indenture or a subordinated indenture (these indentures are sometimes referred to together as the "Indentures"). The Indentures are by and between the Operating Partnership and a Trustee, and are in the forms that have been filed as exhibits to the registration statement of which this prospectus is a part. The Indentures are subject to the terms of amendments or supplements which may be entered into from time to time.

Any amendments or supplements to the Indentures will be filed with the Commission as exhibits to or incorporated by reference in the registration statement.

        The following summaries of certain provisions of the Indentures are not complete and are subject to, and qualified in their entirety by reference to, all provisions of the Indentures, including the definitions in the Indentures of certain terms. To the extent applicable to any particular series of Debt Securities, the terms that are capitalized, but not defined, in this prospectus shall have the respective meanings given to them in the Indenture applicable to those Debt Securities. Whenever defined terms or whole sections of the Indentures are summarized in this prospectus or in a prospectus supplement, it is intended, unless otherwise noted, that those defined terms shall be incorporated in this prospectus or in the prospectus supplement by reference. See "Special Terms Relating to Subordinated Debt Securities." Except as otherwise indicated, each reference to a section contained in this prospectus is to that section of each of the Indentures.

        The following describes certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the Debt Securities so offered, will be described in the prospectus supplement relating to those Debt Securities. The Operating Partnership is referred to as the "Issuer" for purposes of the following summary.

        The Issuer's rights and the rights of its creditors, including the holders of the Debt Securities offered pursuant to this prospectus, to participate in the assets of any subsidiary upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except, subject to certain limitations, to the extent that the Issuer may itself be a creditor with recognized claims against the subsidiary.

General

        The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued under the Indentures, and provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be direct obligations, secured or unsecured, of the Issuer. The Senior Debt Securities issued under the senior indenture will rank on a parity with all other unsubordinated indebtedness of the Issuer. The Subordinated Debt Securities issued under the subordinated indenture will be subordinated and junior in right of payment to all Senior Indebtedness of the Issuer, to the extent and in the manner described in the subordinated indenture.

        Reference is made to the prospectus supplement relating to the particular series of Debt Securities offered under that prospectus supplement for the following terms, to the extent applicable:

  •
  the title and series of the Debt Securities;

  •
  any limit on the aggregate principal amount of the Debt Securities;

  •
  the price or prices at which the Debt Securities will be issued, which will be expressed as a percentage of the aggregate principal amount of the Debt Securities;

  •
  the date or dates on which the Debt Securities will mature, or the method or methods, if any, by which the date or dates shall be determined;

  •
  the annual rate or rates, either fixed or variable, at which the Debt Securities will bear interest, if any, or the method or methods, if any, by which the rate or rates are to be determined;

  •
  the date or dates from which interest, if any, on the Debt Securities will accrue or the method or methods, if any, by which the date or dates are to be determined, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence and the Regular Record Dates for these Interest Payment Dates, if any;

  •
  the dates, if any, on which, and the price or prices at which the Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or purchase fund provisions, be redeemed by the Issuer or otherwise, and the other detailed terms and provisions of any such sinking fund or purchase fund;

  •
  the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which, the Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Issuer, the holder thereof or otherwise, and the other detailed terms and provisions of such optional redemption;

  •
  the extent to which any of the Debt Securities will be issuable in temporary or permanent global form with or without coupons and, if so, the identity of the depositary for this global Debt Security, and the manner in which any interest payable on a temporary or permanent global Debt Security will be paid;

  •
  the denomination or denominations in which the Debt Securities are authorized to be issued;

  •
  whether any of the Debt Securities will be issued in bearer form and, if so, any limitations on the issuance or conversion of the bearer Debt Securities, including as to exchange for registered Debt Securities of the same series;

  •
  information with respect to book-entry procedures;

  •
  whether any of the Debt Securities will be issued as Original Issue Discount Securities (as defined below);

  •
  the place or places where, subject to the terms of the related Indenture, the principal of and interest on, and any other applicable amounts payable in respect of, the Debt Securities shall be payable, and where the Debt Securities may be presented for registration of transfer, exchange or conversion and where notices or demands to or upon the Issuer in respect of the Debt Securities may be served;

  •
  the currencies or currency units in which the Debt Securities are issued and in which the principal of, interest on and additional amounts, if any, in respect of the Debt Securities will be payable;

  •
  whether the amount of payments of principal of, and interest and additional amounts, if any, on the Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and the manner in which these amounts shall be determined;

  •
  whether the Issuer or a holder may elect payment of the principal of or interest on the Debt Securities in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, this election may be made, and the time and manner of determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities are denominated or stated to be payable and the currency, currencies, currency unit or units or composite currency or currencies in which the Debt Securities are to be so payable;

  •
  the identity of the Trustee, and if other than the applicable Trustee, the identity of each Security Registrar, Paying Agent and Authenticating Agent and the designation of the initial Exchange Rate Agent, if any;

  •
  if applicable, the defeasance of certain obligations by the Issuer pertaining to the Debt Securities;

  •
  the person to whom any interest on any registered Debt Security of the series shall be payable, if other than the person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the person to whom, any interest on any bearer Debt Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in the related Indenture;

  •
  whether and under what circumstances the Issuer will pay additional amounts (the term "interest," as used in this prospectus, shall include such additional amounts) on the Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the related Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether the Issuer will have the option to redeem the Debt Securities rather than pay these additional amounts (and the terms of any such option);

  •
  any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to any of the Debt Securities, whether or not these Events of Default or Covenants are consistent with Events of Default or Covenants set forth in the Indenture;

  •
  whether the Debt Securities shall be convertible into or exchangeable for other Securities and, if so, the terms of any such conversion or exchange and the terms of these other Securities;

  •
  any other terms of the series, which will not be inconsistent with the provisions of the applicable Indenture; and

  •
  the terms of any guaranties, which may be conditional. The prospectus supplement relating to any particular guaranty offered by that prospectus supplement will include any additional terms of the guaranty, including the rank in priority and any covenants applicable to the guaranty.

        Debt Securities may be issued as "Original Issue Discount Securities" to be sold at a discount below their principal amount. This discount may be substantial. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of the Debt Security and the applicable Indenture, but will be an amount less than the amount payable at the maturity of that Original Issue Discount Security. All material federal income tax, accounting and other considerations applicable to that Original Issue Discount Security will be described in the prospectus supplement relating thereto.

        Except as described below under "Merger, Consolidation or Sale" or as indicated in the applicable prospectus supplement, the Indentures do not contain any provisions that would limit the ability of the Issuer to incur indebtedness or that would afford holders of Debt Securities protection in the event of:

  •
  a highly leveraged or similar transaction involving the Issuer, the Trust as the sole general partner of the Issuer or any affiliate of either such party;

  •
  a change of control of the Company; or

  •
  a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of Debt Securities.

        However, certain restrictions on the ownership and transfer of the common shares and the preferred shares designed to preserve the Trust's status as a REIT may act to prevent or hinder a change of control. The Issuer and its management have no present intention of engaging in a transaction which would result in the Issuer being highly leveraged or that would result in a change of control.

Registration, Transfer, Payment and Paying Agent

        Unless otherwise indicated in the applicable prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Issuer may also issue Debt Securities in bearer form only, or in both registered and bearer form.

        Debt Securities issued in bearer form shall have interest coupons attached, unless issued as Original Issue Discount Securities. Debt Securities in bearer form shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than through offices, located outside the United States, of certain United States financial institutions.

        As used in this prospectus, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust, the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of Debt Securities in bearer form will be subject to certification procedures and may be affected by certain limitations under United States tax laws. These procedures and limitations will be described in the prospectus supplement relating to the offering of the Debt Securities in bearer form.

        Unless otherwise indicated in the applicable prospectus supplement, Debt Securities will be issued in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer, exchange or conversion of the Debt Securities but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Unless otherwise described in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the Debt Securities will be payable, transfer of the Debt Securities will be registerable, and, if applicable, any Convertible Debt Securities (as defined below) will be convertible, at the office or agency of the Issuer maintained for that purpose, as the Issuer may designate from time to time. Alternatively, at the option of the Issuer, payments of interest may be made by check mailed to the address appearing in the Security Register (as defined below) of the person in whose name the registered Debt Security is registered at the close of business on the applicable Regular Record Date(s).

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on, Debt Securities in bearer form will be made payable, subject to any applicable laws and regulations, at the office outside the United States as specified in the prospectus supplement and as the Issuer may designate from time to time. These payments may be made, at the option of the holder, either by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest and certain additional amounts on Debt Securities in bearer form will be made only against surrender of the coupon relating to the applicable Interest Payment Date. No payment with respect to any Debt Security in bearer form will be made at any office or agency of the Issuer in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Merger, Consolidation or Sale

        The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any of these events:

            (i)  either the Issuer shall be the continuing entity, or the successor entity shall be an entity organized and existing under the laws of the United States or a State thereof. In the latter case, the successor entity shall expressly assume:

    •
    the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest on, all of any series of Debt Securities, according to their tenor; and

    •
    the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed by the Issuer.

        These assumptions shall be made by supplemental indenture, complying with the provisions of the Indentures relating to supplemental indentures, satisfactory to the Trustee, executed and delivered to the Trustee by the successor entity;

           (ii)  immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of the Issuer or any Subsidiary as a result of the transaction as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

          (iii)  an officer's certificate and legal opinion covering these conditions shall be delivered to the Trustee (Sections 801 and 803).

Certain Covenants

        The Indentures contain various covenants including the following:

        Existence.    Except as described under "Merger, Consolidation or Sale," above, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (by partnership agreement and statute) and franchises; provided, however, that the Issuer shall not be required to preserve any right or franchise if it determines that the preservation of the right or franchise is no longer desirable in the conduct of its business and that the loss of the right or franchise is not disadvantageous in any material respect to the Holders of Debt Securities (Section 1005).

        Maintenance of Properties.    The Issuer will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary (as defined below) to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of these properties, all as in the judgment of the Issuer may be necessary so that the business carried on in connection with these properties may be properly and advantageously conducted at all times; provided, however, that the Issuer and its Subsidiaries shall not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of business (Section 1006).

        Insurance.    The Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having an A.M. Best policy holder's rating of not less than A-V (Section 1007).

        Payment of Taxes and Other Claims.    The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the

Issuer or any Subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Issuer has set apart and maintains an adequate reserve (Section 1008).

        Provision of Financial Information.    Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Sections 13 or 15(d) if the Issuer were so subject (the "Financial Information"), such documents to be filed with the Commission on or prior to the required filing dates by which the Issuer would have been required so to file such documents if the Issuer were so subject. The Issuer also will in any event (unless the documents comprising the Financial Information are available on the Commission's Electronic Data Gathering, Analysis and Retrieval System (or successor system)):

            (i)  within 15 days of the applicable required filing date:

    •
    transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to these Holders, copies of the Financial Information; and

    •
    file with the Trustee copies of the Financial Information, and

           (ii)  if filing these documents by the Issuer with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of these documents to any prospective Holder (Section 1009).

        As used in the Indentures and the description thereof in this prospectus:

        "Security Register" means a register maintained at a place of payment for the registration and transfer of the Debt Securities.

        "Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries of the Company. For the purposes of this definition, "voting stock" means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Additional Covenants and/or Modification to the Covenants Described Above

        Any additional covenants of the Issuer and/or modifications to the covenants described above with respect to any Debt Securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be described in the applicable Indenture or an applicable supplemental indenture and described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

        When used in the Indenture, the term "Event of Default" means, whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, any one of the following events:

  •
  default in the payment of any interest upon any series of Debt Securities when such interest becomes due and payable, and continuance of this default for a period of 30 days;

  •
  default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise;

  •
  default in the performance, or breach, of any covenant or warranty of the Issuer in the Indentures with respect to any Debt Security (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the relevant section of the Indentures specifically dealt with), and continuance of this default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the affected series of Debt Securities, a written notice specifying the default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture;

  •
  with respect to any Securities issued after the date of this prospectus, a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Debt Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor on a full recourse basis) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture; or

  •
  certain events of bankruptcy, insolvency or reorganization (Section 501).

        If an Event of Default under the Indentures with respect to any series of Debt Securities at the time outstanding occurs and is continuing (other than Events of Default arising in connection with certain events of bankruptcy, insolvency or reorganization), then in every such case the Trustee or the Holders of not less than 25% of the principal amount of the outstanding Debt Securities of the series may declare the principal amount and premium (if any) and accrued interest on all the Debt Securities of such series to be due and payable immediately by written notice thereof to the Issuer (and to the Trustee if given by the Holders).

        However, at any time after such a declaration of acceleration with respect to the Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the outstanding Debt Securities of the affected series may rescind and annul such declaration and its consequences if (a) the Issuer shall have deposited with the Trustee all required payments of the principal of (and premium or

Make-Whole Amount, if any) and interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default with respect to the Debt Securities of such series, other than the non-payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. In the event of a declaration of acceleration because an Event of Default as described in the fourth item of the preceding list has occurred and is continuing, such declaration shall be automatically rescinded and annulled if the default triggering such Event of Default (along with any other defaults caused thereby) shall be remedied or cured by the Issuer or its relevant Subsidiary or waived by the holders of such indebtedness within 60 days after such declaration of acceleration. Upon the occurrence of an Event of Default arising in connection with certain events of bankruptcy, insolvency or reorganization, the principal of, premium, if any, and accrued interest on all Debt Securities of such series then outstanding shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder (Section 502).

        The Trustee will be required to give notice to the Holders of the Debt Securities of the affected series within 90 days of the occurrence of a default under the Indentures unless the default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the Holders of the Debt Securities of the affected series of any default (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of such series) if and so long as specified responsible officers of the Trustee determine in good faith that the withholding of such notice is in the interest of such Holders; provided, that in the case of any default or breach of a covenant or warranty under the Indentures as described in the third item of the preceding list, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For purposes of this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default under the Indentures with respect to the Debt Securities of such series (Section 601).

        The Indentures provide that no Holder of Debt Securities may institute any proceedings, judicial or otherwise, with respect to the Indentures or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the outstanding Debt Securities of any series, as well as an offer of indemnity reasonably satisfactory to it (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of the affected series on the respective due dates thereof (Section 508).

        Defaults (except a default in the payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Debt Securities of any series or default with respect to a covenant or provision which cannot be modified under the terms of the Indentures without the consent of each Holder affected) may be waived by the Holders of not less than a majority of principal amount of the then outstanding Debt Securities of the affected series, upon the conditions provided in the Indentures (Section 513).

        Subject to provisions in the Indentures relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless these Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon such Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of the

Debt Securities of the affected series not joining therein and the Trustee may take any other action it deems proper not inconsistent with such direction (Section 512).

        Within 120 days after the close of each fiscal year, the Issuer will be required to deliver to the Trustee a certificate, signed by one of several specified officers of the Issuer, stating whether or not such officer has knowledge of any default under the Indentures and, if so, specifying each such default and the nature and status thereof (Section 1010).

Modification of the Indenture

        Modifications and amendments of each Indenture may be made only with the consent of the Holders of not less than a majority in principal amount of all of the Debt Securities issued under that Indenture. In addition, the Holders of not less than a majority in principal amount of the Debt Securities have the right to waive compliance by the Issuer with certain covenants in the Indentures. However, no such modification or amendment may, without the consent of the Holder of each Debt Security affected thereby:

  •
  change the stated maturity of the principal of (or premium or Make-Whole Amount, if any, on), or any installment of interest on, any such Debt Security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of Debt Securities, or adversely affect any right of repayment of the Holder of any Debt Securities;

  •
  change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the Debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities on or after the stated maturity of the Debt Securities;

  •
  reduce the above-stated percentage in principal amount of outstanding Debt Securities the consent of whose Holders is necessary to modify or amend the Indenture, for any waiver with respect to the Debt Securities, or to waive compliance with certain provisions of the Indentures or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions of the Indentures may not be modified or waived without the consent of the Holder of each Debt Security of all series under both Indentures (Section 902).

  •
  make any Debt Securities payable in money other than that stated in the definitive notes representing those Debt Securities

  •
  make any change that adversely affects the right to convert or exchange any Convertible Debt Securities

  •
  make any change to the provisions of either of the Indentures regarding subordination and seniority of the Debt Securities that adversely affects the rights of any Holders of Debt Securities outstanding under that Indenture.

        Modifications and amendments of each of the Indentures are permitted to be made by the Issuer and the Trustee without the consent of any Holder for any of the following purposes:

  •
  to evidence the succession of another person to the Issuer as obligor under the Indenture;

  •
  to add to the covenants of the Issuer for the benefit of the Holders of Debt Securities or to surrender any right or power conferred upon the Issuer in the Indenture;

  •
  to add Events of Default for the benefit of the Holders of Debt Securities;

  •
  to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect;

  •
  to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when the outstanding Debt Securities are not entitled to the benefit of such provision;

  •
  to secure the Debt Securities;

  •
  to establish the form or terms of the Debt Securities and any related coupons as permitted by the Indenture;

  •
  to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities or facilitate the administration of the trust under the Indenture by more than one Trustee;

  •
  to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action is not inconsistent with the provisions of the Indenture and shall not adversely affect the interests of Holders of Debt Securities in any material respect; or

  •
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of Debt Securities, provided that such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect (Section 901).

        Each of the Indentures contain provisions for convening meetings of the Holders of the Debt Securities of any series (Section 1501). A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Issuer or the Holders of at least 10% in principal amount of the outstanding Debt Securities of that series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Debt Security of such series affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the outstanding Debt Securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specific percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of the Holders of the specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of the Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons entitled to vote such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum (Section 1504).

        Notwithstanding the foregoing provisions, each of the Indentures provides that if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or the Holders of such series and the other series: (i) there shall be no minimum quorum requirement for such meeting; and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge, Defeasance and Covenant Defeasance

        The Issuer will be permitted under each of the Indentures to discharge certain obligations to the Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee, in trust, funds in the currency in which the Debt Securities of that series are payable in an amount sufficient to pay the entire indebtedness on the Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit, if the Debt Securities have become due and payable, or to the stated Maturity Date or redemption date, as the case may be.

        Each of the Indentures will also provide that the Issuer may elect either:

  •
  to defease and be discharged from any and all obligations with respect to any series of Debt Securities other than the obligations to register the transfer or exchange of the Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust ("defeasance") (Section 1402); or

  •
  to be released from its obligations with respect to that series of Debt Securities under certain sections of Article Ten of the Indenture relating to limitations on the incurrence of Debt, maintenance of Unencumbered Total Asset Value, existence of the Issuer, maintenance of the Issuer's properties, insurance, payment of taxes and other claims and provision of financial information.

        In either case, any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), so long as, in either case, the Issuer irrevocably deposits with the Trustee, in trust, of an amount, in the currency in which the affected Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to the Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities or analogous payments thereon, on the scheduled due dates therefor.

        Such a trust may only be established if, among other things, the Issuer has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of the affected Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and this opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture (Section 1404).

        "Government Obligations" means securities which are: (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

        In the event the Issuer effects covenant defeasance with respect to any Debt Securities and those Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in the third item listed under "Events of Default, Notice and Waiver" with respect to certain specified sections of Article Ten of the Indentures (which sections would no longer be applicable to those Debt Securities as a result of such covenant defeasance) the amount in such currency in which those Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on those Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on those Debt Securities at the time of the acceleration resulting from the Default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

Outstanding Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, in determining whether the holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under an Indenture:

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  the portion of the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for these purposes shall be that portion of the principal amount thereof that could be declared to be due and payable pursuant to the terms of the Original Issue Discount Security as of the date of such determination;

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  the principal amount of any Indexed Security shall be the principal face amount of the Indexed Security determined on the date of its original issuance; and

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  any Debt Security owned by the Issuer or any obligor on such Debt Security, or any Affiliate of the Issuer or such other obligor, shall be deemed not to be outstanding.

Special Terms Relating to Subordinated Debt Securities

        Upon any distribution of assets of the Issuer resulting from any dissolution, winding up, liquidation or reorganization, payments on Subordinated Debt Securities are to be subordinated, to the extent provided in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness, but the obligation of the Issuer to make payments on the Subordinated Debt Securities will not otherwise be affected. No payment on Subordinated Debt Securities may be made at any time when there is a default in the payment of any principal, premium, interest, Additional Amounts or sinking fund of or on any Senior Indebtedness. Holders of Subordinated Debt Securities will be subrogated to the rights of holders of Senior Indebtedness to the extent of payments made on Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive shares of Subordinated Debt Securities. By reason of this subordination, in the event of a distribution of assets upon insolvency, certain creditors of the Issuer may recover more, ratably, than holders of Subordinated Debt Securities.

        The prospectus supplement relating to any Subordinated Debt Securities will describe the aggregate amount of Senior Indebtedness outstanding as of the most recent date practicable and any limitations on the issuance of additional Senior Indebtedness. As of the date of this prospectus, there is no limitation on the amount of Senior Indebtedness that may be issued by the Trust or the Operating Partnership.

Conversion or Exchange

        The holders of Debt Securities of a specified series that are convertible into or exchangeable for other Securities ("Convertible Debt Securities") will be entitled at certain times specified in the prospectus supplement relating to those Convertible Debt Securities, subject to prior redemption, exchange, repayment or repurchase, to convert or exchange any Convertible Debt Securities of that series into such other Securities, at the conversion price set forth in the applicable prospectus supplement, subject to adjustment and to such other terms as are set forth in that prospectus supplement. Any such conversion or exchange of Convertible Debt Securities will be further subject to the applicable terms and conditions set forth in the applicable Indenture, as supplemented or amended from time to time.

Optional Redemption

        Except as otherwise provided in the applicable prospectus supplement, the Debt Securities of any series may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of: (i) the principal amount of the Debt Securities being redeemed plus accrued interest thereon to the redemption date; and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Debt Securities (the "Redemption Price").

        If notice of redemption has been given as provided in the applicable Indenture and funds for the redemption of any Debt Securities called for redemption shall have been made available on the redemption date referred to in such notice, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Debt Securities from and after the redemption date will be to receive payment of the Redemption Price upon surrender of such Debt Securities in accordance with such notice.

        Notice of any optional redemption of any Debt Securities will be given to Holders at their addresses, as shown in the security register for the Debt Securities, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and principal amount of the Debt Securities held by such Holder to be redeemed.

        If all or less than all of the Debt Securities of any series are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or any shorter period that is satisfactory to the Trustee) of the aggregate principal amount of Debt Securities to be redeemed, if less than all of the Debt Securities of any series are to be redeemed, and their redemption date. If less than all of the Debt Securities of any series are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, no less than 60 days prior to the date of redemption, the Debt Securities of such series to be redeemed.

        Neither the Issuer nor the Trustee shall be required to: (i) issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Securities, or portion thereof, called for redemption, except the unredeemed portion of any Debt Securities being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Securities that have been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Securities not to be so repaid (Section 305).

        As used herein:

        "Make-Whole Amount" means, in connection with any optional redemption of any Debt Securities, the excess, if any, of: (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (as defined below) (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate principal amount of the Debt Securities being redeemed.

        "Reinvestment Rate" means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to stated maturity of the principal being redeemed (the "Treasury Yield"), plus 0.25%, unless such percentage is otherwise provided in the applicable prospectus supplement. For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading "Week Ending" for "U.S. Government Securities—Treasury Constant Maturities" with a maturity equal to such remaining life; provided, that if no published maturity exactly corresponds to such remaining life, then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Issuer.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Issuer.

Global Debt Securities

        The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a global Debt Security may not be transferred except as a whole by the depositary for that global Debt Security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or any such nominee to a successor of that depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of global Debt Securities, and certain limitations and restrictions relating to a series of bearer global Debt Securities, will be described in the prospectus supplement relating to that series.

Book-Entry System

        Certain series of Debt Securities may be represented by a single fully registered note in book-entry form, or global note, registered in the name of a nominee of The Depository Trust Company ("DTC"). The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and transfers in the global notes. Upon issuance, each series of Debt Securities that is represented by a global note will be issued only in the form of a global note which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for Debt Securities of the appropriate series in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole by: (i) DTC to a nominee of DTC; (ii) a nominee of DTC to DTC or another nominee of DTC; or (iii) DTC or any such nominee to a successor or a nominee of that successor.

        Ownership of beneficial interests in a global note will be limited to persons that have accounts with DTC for that global note ("participants") or persons that may hold interests through participants. Upon the issuance of a global note, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by the global note beneficially owned by those participants. Ownership of beneficial interests in these global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.

        So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by that global note for all purposes under the Indenture. Except as described below, owners of beneficial interests in a global note will not be entitled to have Debt Securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of those Debt Securities in certified form and will not be considered the registered owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a Holder under the Indenture. The Issuer understands that under existing industry practices, if the Issuer requests any action of Holders or if an owner of a beneficial interest in a global note desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal and interest payments on interests represented by a global note will be made to DTC or its nominee, as the case may be, as the registered owner of that global note. None of the Issuer, the Trustee or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        The Issuer expects that DTC, upon receipt of any payment of principal or interest in respect of a global note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such global note as shown on the records of DTC. The Issuer also expects that payments by participants to owners of beneficial interests in the global notes held through these participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of these participants.

        If DTC is at any time unwilling or unable to continue as depositary for Debt Securities represented by a global note and the Issuer fails to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, the Issuer will issue such Debt Securities in definitive from in exchange for the global notes. Any Debt Securities issued in definitive form in exchange for the global notes will be registered in such name or names, and will be issued in denominations of $1,000 and such integral multiples thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.

        DTC has advised the Issuer of the following information regarding DTC. DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DESCRIPTION OF GUARANTIES

        The Trust may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guaranty and the indenture or supplement thereto. In case of the failure of the Operating Partnership punctually to pay any principal, premium or interest on any guaranteed debt security, the Trust will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Operating Partnership. The particular terms of the guaranty, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities and the applicable form of note.

DESCRIPTION OF PREFERRED SHARES

General

        The rights, preferences, privileges and restrictions of the preferred shares in respect of which this prospectus is delivered shall be described in the prospectus supplement relating to those preferred shares. Among the terms of the preferred shares which may be specified in the related prospectus supplement are the following:

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  the annual dividend rate, if any, or the means by which the dividend rate may be calculated, including without limitation the possibility that the rate of the dividends may bear an inverse relationship to some index or standard;

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  the date or dates from which dividends shall accrue and the date or dates on which dividends shall be paid and whether dividends shall be cumulative;

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  the price at which and the terms and conditions on which the series of preferred shares described in the prospectus supplement may be redeemed, including the period of time during which the shares may be redeemed, any premium to be paid over and above the par value of the preferred shares, and whether and to what extent accumulated dividends on the preferred shares will be paid upon the redemption of the shares;

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  the liquidation preference, if any, over and above the par value of the preferred shares and whether and to what extent the holders of the shares shall be entitled to accumulated dividends in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Trust;

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  whether the preferred shares shall be subject to the operation of a retirement or sinking fund and, if so, a description of the operation of the retirement or sinking fund;

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  the terms and conditions, if any, on which the preferred shares may be convertible into, or exchangeable for, shares of any other class or classes of equity interests in the Trust, including the price or rate of conversion or exchange and the method for effecting the conversion or exchange, provided that no preferred shares will be convertible into shares of a class that has superior rights or preferences as to dividends or distribution of assets of the Trust upon the voluntary or involuntary dissolution or liquidation of the Trust;

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  a description of the voting rights, if any, of the preferred shares; and

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  other preferences, rights, qualifications or restrictions or material terms of the preferred shares.

        The Maryland REIT Law and the Trust's Declaration of Trust provide that no shareholder shall be personally liable for any obligation of the Trust. The Trust's Declaration of Trust and By-laws further provide that the Trust shall indemnify each shareholder against any claim or liability to which the holder may become subject by reason of being or having been a shareholder, and that the Company shall reimburse each shareholder for all legal or other expenses reasonably incurred by the holder in connection with any such claim or liability. It should be noted, however, that with respect to tort claims, claims for taxes and certain statutory liabilities, shareholders may, in some jurisdictions, be personally liable to the extent that these claims are not satisfied by the Company. Because the Company will carry public liability insurance in amounts that it considers adequate, any risk of personal liability to shareholders will be limited to situations in which the Company's assets, together with its insurance coverage, would be insufficient to satisfy the claims against the Company and the shareholders, or in which the claim is not covered by the Company's liability insurance policies.

        The description of the foregoing provisions of the preferred shares as set forth in the related prospectus supplement is only a summary, is not complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles Supplementary to the Trust's Declaration of Trust relating to that series of preferred shares. In connection with any offering of preferred shares, the Articles Supplementary will be filed with the Commission as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

Rank

        Unless otherwise specified in the applicable prospectus supplement, each series of preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank:

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  senior to all classes or series of common shares, and to all equity securities ranking junior to that series of preferred shares;

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  on a parity with all equity securities issued by the Trust the terms of which specifically provide that those equity securities rank on a parity with that series of preferred shares; and

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  junior to all equity securities issued by the Trust the terms of which specifically provide that those equity securities rank senior to that series of preferred shares.

        For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

        Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of assets of the Trust legally available for payment, cash dividends, or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear in the shareholder records of the Trust at the close of business on the record dates as shall be fixed by the Board of Trustees.

        Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Trustees fails to declare a dividend payable on a dividend payment date on any series of preferred shares for which dividends are non-cumulative, then the holders of that series of preferred shares will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and the Trust will have no obligation to pay the dividend accrued for that period, whether or not dividends on the series are declared payable on any future dividend payment date.

        Unless otherwise specified in the prospectus supplement, if any preferred shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any capital shares of the Trust of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of that series for any period unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on the preferred shares of that series for all past dividend periods and the then current dividend period or (ii) if the series of preferred shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred shares of that series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the preferred shares of that series, all dividends declared upon preferred shares of that series and any other series of preferred shares ranking on a parity as to dividends with the preferred shares shall be declared pro rata so that the amount of dividends declared per share of preferred shares of that series and the other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of that series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) and the other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends on the preferred shares of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if the series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in common shares or other capital shares ranking junior to the preferred shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the common shares, or any other capital shares of the Trust ranking junior to or on a parity with the preferred shares of that series as to dividends or upon liquidation, nor shall any common shares, or any other capital shares of the Trust ranking junior to or on a parity with the preferred shares of that series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other capital shares of the Trust ranking junior to the preferred shares of that series as to dividends and upon liquidation).

Redemption

        If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at the option of the Trust, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

        The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of those preferred shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of capital shares of the Trust, the terms of those preferred shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares shall automatically and mandatorily be converted into the applicable capital shares of the Trust pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends on all preferred shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if the series of preferred shares does not have a cumulative dividend, full dividends of the preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no preferred shares of any series shall be redeemed unless all outstanding preferred shares of that series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series. In addition, unless (i) if the series of preferred shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if the series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust shall not purchase or otherwise acquire directly or indirectly any preferred shares of that series (except by conversion into or exchange for capital shares of the Trust ranking junior to the preferred shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series.

        If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Trust.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on the share transfer books of the Trust. Each notice shall state:

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  the redemption date;

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  the number and series of preferred shares to be redeemed;

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  the place or places where the preferred shares are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

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  the date upon which the holder's conversion rights, if any, as to such shares shall terminate.

        If fewer than all of the preferred shares of any series are to be redeemed, the notice mailed to each holder of shares of that series shall also specify the number of preferred shares to be redeemed from that holder. If notice of redemption of any preferred shares has been given and if the funds necessary for redemption have been set aside by the Trust from and after the redemption date dividends will cease to accrue on those preferred shares, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of capital shares of the Trust ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, the holders of each series of preferred shares shall be entitled to receive out of the assets of the Trust legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of the remaining assets of the Trust. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Trust ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of preferred shares, the remaining assets of the Trust shall be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, the consolidation or merger of the Trust with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

Voting Rights

        Holders of preferred shares will not have any voting rights except as indicated in the applicable prospectus supplement.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating to that series. These terms will include the number of common shares into which the preferred shares are convertible, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that series of preferred shares.

Shareholder Liability

        As discussed above under "Description of Preferred Shares—General," applicable Maryland law provides that no shareholder, including holders of preferred shares, shall be personally liable for the acts and obligations of the Trust and that the funds and property of the Trust shall be the only recourse for such acts or obligations.

Restrictions on Ownership

        For the Trust to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), the issued and outstanding common shares and preferred shares (together, the "Shares"), taken as a whole, must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. In addition, not more than 50% of the value of the issued and outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include as one individual certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

        Because the Board of Trustees believes it is essential for the Trust to continue to qualify as a REIT, the Trust's Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5.0% (the "Ownership Limit") of the number or value of the issued and outstanding Shares. The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service (the "IRS"), an opinion of counsel, or other evidence satisfactory to the Board of Trustees, and upon any other conditions as the Board of Trustees may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give written notice to the Trust of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Board of Trustees may require any opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Any transfer of Shares that would (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit, (ii) result in the Shares being owned by fewer than 100 persons or (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to qualify, or to continue to qualify, as a REIT.

        Any purported transfer of Shares that would (i) result in a person owning Shares in excess of the Ownership Limit, (ii) cause the Trust to become "closely held" under Section 856(h) of the Code or (iii) cause the Shares to be owned by fewer than 100 persons and is not otherwise permitted as provided above will result in those of the transferred Shares which cause any of the events in clauses (i) through (iii) above to occur to become excess shares ("Excess Shares"), which will be transferred by operation of law to the Trust as trustee for the exclusive benefit of one or more organizations described in Sections 170(b)(1)(A) and 170(c) of the Code ("Charitable Beneficiary"). While these Excess Shares are held in trust, the Trust, in its capacity as trustee, will be deemed to have an irrevocable proxy to vote the Excess Shares for the benefit of the Charitable Beneficiary and will hold any dividends payable with respect to the Excess Shares in trust for the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares may be retransferred by the Trust, in its capacity as trustee, to any person (if the Excess Shares would not be Excess Shares in the hands of such person). If such a transfer is made, the interest of the Charitable Beneficiary would terminate and proceeds of the sale would be payable to the intended transferee and to the Charitable Beneficiary. The intended transferee would receive the lesser of (1) the price paid by the intended transferee or, if the intended transferee did not give value for such Excess Shares (e.g., a transfer by gift or devise), the fair market value (as described below) at the time of the purported transfer that resulted in the Excess Shares and (2) the price per share received by the trustee from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the intended transferee will be payable to the Charitable Beneficiary. In addition, Excess Shares held in trust are subject to purchase by the Trust at a purchase price equal to the lesser of the price paid for the Shares by the intended transferee (or, in the case of a devise or gift, the fair market value at the time of such devise or gift) and the fair market value of the Shares on the date the Trust exercises its right to purchase. Fair market value shall be the last reported sales price reported on the New York Stock Exchange on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of the Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares may be traded, or if not then traded over any exchange or quotation system, then the fair market value of such Shares on the relevant date as determined in good faith by the Board of Trustees. The Trust's right to purchase may be exercised during the 90 day period beginning immediately after the later of the date of the purported transfer which resulted in the Excess Shares and the date the Board of Trustees determines in good faith that such a transfer has occurred. From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to these Shares except the right to payment of the purchase price for the Shares on the retransfer of Shares as provided above and except for certain distributions upon liquidation. Any dividends or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Trust that the Shares have been transferred in violation of the provisions of the Trust's Declaration of Trust shall be repaid to the Trust upon demand. Any dividends so disgorged will then be paid over to the trustee and held in trust for the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring such Excess Shares and to hold these Excess Shares on behalf of the Trust.

        All certificates representing Shares will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% (or such other percentage between 0.5% and 5.0%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give a written notice to the Trust by January 31 of each year. In addition, each shareholder shall be required upon demand to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Registrar and Transfer Agent

        The Registrar and Transfer Agent for the preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

        The Trust may, at its option, elect to offer fractional preferred shares, rather than full preferred shares. In the event this option is exercised, the Trust will issue receipts for depositary shares, each of which would represent a fractional interest of a preferred share of a particular series. The Trust will deposit preferred shares represented by depositary shares under a separate deposit agreement among the Trust, a preferred share depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a preferred share represented by the depositary share, all the rights and preferences of the preferred shares represented by the depositary shares.

        Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after the Trust issues and delivers preferred shares to a preferred share depositary, the preferred share depositary will issue the depositary receipts.

Dividends and Other Distributions

        The depositary will distribute all cash dividends on the preferred shares to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

        If a distribution on the preferred shares is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and the Trust approves, the depositary may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Shares

        Unless the Trust has previously called the underlying preferred shares for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional preferred shares of the underlying series of preferred shares together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred shares and receive depositary shares again. If a depositary receipt presented for exchange into preferred shares represents more preferred shares than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

        Whenever the Trust redeems preferred shares held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the underlying preferred shares. If the Trust intends to redeem less than all of the underlying preferred shares, the Trust and the depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method determined by the Trust that preserves its REIT status.

        On the redemption date:

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  all dividends relating to the preferred shares called for redemption will cease to accrue;

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  the Trust and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

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  all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Shares

        When a depositary receives notice regarding a meeting at which the holders of the underlying preferred shares have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the number of preferred shares represented by that holder's depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

        In the event of the Trust's liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred shares represented by the depositary share.

Conversion of Preferred Shares

        Depositary shares will not themselves be convertible into common shares or any other securities or property of the Trust. However, if the underlying preferred shares are convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred shares represented by their depositary shares into whole common shares, other preferred shares of the Trust or other shares of beneficial interest, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, the Trust will convert the preferred shares using the same procedures as those provided for delivery of preferred shares. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. The Trust will not issue fractional common shares upon conversion. If a conversion will result in the issuance of a fractional share, the Trust will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

        The Trust and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, the Trust and the depositary may not make any amendment that:

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  would materially and adversely alter the rights of the holders of depositary shares; or

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  would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred shares.

        Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred shares and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

        The Trust may terminate a deposit agreement upon not less than 30 days' prior written notice to the depositary if:

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  the termination is necessary to preserve the Trust's REIT status; or

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  a majority of each series of preferred shares affected by the termination consents to the termination.

        Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional preferred shares and any other property represented by the depositary shares. If the Trust terminates a deposit agreement to preserve its status as a REIT, then the Trust will use its best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange.

        In addition, a deposit agreement will automatically terminate if:

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  the Trust has redeemed all underlying preferred shares subject to the agreement;

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  a final distribution of the underlying preferred shares in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

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  each of the underlying preferred shares has been converted into other shares of beneficial interest of the Trust not represented by depositary shares.

Charges of a Preferred Share Depositary

        The Trust will pay all transfer and other taxes and governmental charges arising in connection with a deposit agreement. In addition, the Trust will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to the Trust notice of its election to resign. The Trust may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. The Trust will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will forward to the holders of depositary shares any reports and communications from the Trust with respect to the underlying preferred shares.

        Neither the depositary nor the Trust will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the Trust and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred shares, gross negligence or willful misconduct. Neither the Trust nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred shares unless they are furnished with satisfactory indemnity.

        The Trust and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

        In the event a depositary receives conflicting claims, requests or instructions from the Trust and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from the Trust.

Depositary

        The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

        The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

        The Trust may issue separately, or together with any preferred shares or common shares offered by any prospectus supplement, warrants for the purchase of other preferred shares or common shares. The warrants may be issued under warrant agreements to be entered into between the Trust and a bank or trust company, as warrant agent, or may be represented by certificates evidencing the warrants, all as set forth in the prospectus supplement relating to the particular series of warrants. The following summaries of certain provisions of the Warrants are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related warrant agreement and warrant certificate, respectively, including the definitions therein of certain terms. Wherever defined terms of the warrant agreement are summarized in this prospectus or in a prospectus supplement, it is intended that such defined terms shall be incorporated in this prospectus or in that prospectus supplement by reference. In connection with any offering of warrants, any related warrant agreement or a form of any related warrant certificate will be filed with the Commission as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

General

        The prospectus supplement relating to the particular series of warrants offered by that prospectus supplement will describe the terms of the offered warrants, any related warrant agreement and any related warrant certificate, including the following, to the extent applicable:

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  if the warrants are offered for separate consideration, the offering price and the currency for which warrants may be purchased;

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  if applicable, the designation, number, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the preferred shares purchasable upon exercise of preferred shares warrants and the price at which that number of preferred shares may be purchased upon exercise;

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  if applicable, the number of common shares purchasable upon exercise of common shares warrants and the price at which that number of common shares may be purchased upon exercise;

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  the date, if any, on and after which the offered warrants and the related preferred shares and/or common shares will be separately transferable;

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  the date on which the right to exercise the offered warrants shall commence and the expiration date of those rights;

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  a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the warrants or to any Securities purchasable upon the exercise of the warrants;

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  whether the offered warrants represented by warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

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  any applicable anti-dilution provisions;

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  any applicable redemption or call provisions;

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  any applicable book-entry provisions; and

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  any other terms of the offered warrants.

        Warrant certificates will be exchangeable on the terms specified in the related prospectus supplement for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the applicable warrant agent or any other office indicated in the prospectus supplement relating thereto. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the preferred shares or common shares purchasable upon such exercise, including the right to receive payments of dividends or distributions of any kind, if any, on the preferred shares or common shares, respectively, purchasable upon exercise or to exercise any applicable right to vote.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase the referenced number of preferred shares or common shares, as the case may be, at the exercise price as shall in each case be set forth in, or be determinable from, the prospectus supplement relating to that warrant, by payment of the exercise price in full in the currency and in the manner specified in that prospectus supplement. Warrants may be exercised at any time up to the close of business on the applicable expiration date (or such later date to which that expiration date may be extended by the Trust); unexercised warrants will become null and void.

        Upon receipt at the corporate trust office of the applicable warrant agent or any other office indicated in the related prospectus supplement of (a) payment of the exercise price and (b) the warrant certificate properly completed and duly executed, the Trust will, as soon as practicable, forward the preferred shares or common shares purchasable upon such exercise to the holder of the warrant. If less than all of the warrants represented by the tendered warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

FEDERAL INCOME TAX CONSIDERATIONS
WITH RESPECT TO THE TRUST AND THE OPERATING PARTNERSHIP

        The following summary of the material federal income tax considerations with respect to the Trust and the Operating Partnership regarding the offering of securities is based on current law, is for general information only and is not intended as tax advice. The tax treatment of a holder of any of the securities will vary depending on the terms of the specific securities acquired or held by such holder as well as such holder's particular situation, and this summary is addressed only to holders that hold securities as capital assets and does not attempt to address all aspects of federal income taxation relating to holders of the securities. Nor does it discuss all of the aspects of federal income taxation that may be relevant to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, persons holding a position in a hedging transaction, regulated investment companies and pension funds) who are subject to special treatment under the federal income tax laws.

        EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES AND OF THE TRUST'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

        General.    We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and operated in a manner so as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. No assurance can be given that we have operated in a manner so as to qualify as a REIT or will continue to operate in a manner so as to remain qualified as a REIT. Qualification and taxation as a REIT depends upon our continuing ability to meet, through periodic operating results, specified levels of distributions to our shareholders, a specified diversity of share ownership and other qualification tests imposed under the Code on REITs, some of which are summarized below. While we intend to operate so as to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. See the section "Failure to Qualify" in this prospectus beginning on page 40.

        In the opinion of Cozen O'Connor ("Tax Counsel"), commencing with our taxable year ended December 31, 1994, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code and our proposed method of operation and that of our Operating Partnership (and its subsidiary Property Partnerships, as discussed below) will enable us to continue to meet the requirements for qualification and taxation as a REIT. Tax Counsel's opinion is based on various assumptions and is conditioned upon a series of representations made by us and our Operating Partnership as to factual matters, including representations regarding the nature of our income and assets and the past, present and future conduct of our business operations. Unlike an IRS tax ruling or court decision, an opinion of counsel is not binding upon the IRS and no assurance can be given that the IRS will not challenge our qualification as a REIT. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code. Tax Counsel will not review our compliance with the various REIT qualification tests on a periodic or continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any one taxable year will satisfy such requirements. See the section "Failure to Qualify" in this prospectus beginning on page 40.

        The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its shareholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect.

        So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on an amount of our net income equal to the amount of our distributions to shareholders with respect to the taxable year. This treatment substantially eliminates the "double taxation" (taxation at both the entity and shareholder levels) that generally results from an investment in an entity taxable as a corporation. If we do not qualify as a REIT, we would be taxed at regular income tax rates applicable to corporations on all of our taxable income, whether or not distributed to our shareholders. Even if we qualify as a REIT, we will be subject to federal income or excise tax as follows: (i) we will be taxed at regular corporate income tax rates on any undistributed taxable income including undistributed net capital gains; (ii) we may be subject to the "alternative minimum tax" on our items of tax preference, if any; (iii) if we have (1) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a foreclosure or otherwise on default of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on such income; (iv) if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than dispositions of foreclosure property and dispositions of property that occur due to involuntary conversion) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax; (v) if we fail to satisfy the 75% or 95% gross income test (as discussed below), and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on the greater of (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% test for the taxable year, in either case multiplied by a fraction intended to reflect our profitability; (vi) if we should fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed; (vii) if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of such asset in a taxable transaction during the 5-year period (the "Recognition Period") beginning on the date on which we acquired the asset, then the excess of (1) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (2) our adjusted basis in such asset as of the beginning of such Recognition Period will be subject to tax at the highest regular corporate income tax rate unless an election is made to cause the C corporation to recognize all of the gain inherent in the property at the time of acquisition of the asset; (viii) we could be subject to an excise tax if our dealings with any taxable

REIT subsidiary are not at arm's length; (ix) if we fail to satisfy a REIT asset test, as described below, due to reasonable cause and we nonetheless maintain our REIT qualification under the Code due to the relief provisions, we will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused us to fail such asset test; and (x) if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the income or asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

        Requirements for Qualification.    The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation but for Sections 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) that has the calendar year as its taxable year; (vi) the beneficial ownership of which is held by 100 or more persons; (vii) during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (viii) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (v), inclusive, must be met during the entire taxable year and that condition (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (vi) and (vii) do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        We believe that we currently satisfy all of the conditions listed in the preceding paragraph. In addition, our declaration of trust includes restrictions regarding the transfer of our common shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (vi) and (vii) above. In rendering its opinion that we are organized in conformity with the requirements for qualification as a REIT, Tax Counsel is relying on our representation that ownership of our shares satisfies condition (vii) and Tax Counsel expresses no opinion as to whether the ownership restrictions contained in the declaration of trust preclude us from failing to satisfy condition (vii) above. In addition, we intend to continue to comply with the Treasury Regulations requiring us to ascertain and maintain records which disclose the actual ownership of our shares. Although a failure to ascertain the actual ownership of our shares will not generally cause our disqualification as a REIT beginning with our taxable year ended December 31, 1998, a monetary fine may result.

        Effect of Subsidiary Entities, including partnerships.    A REIT may hold a direct or indirect interest in a corporation that qualifies as a "taxable REIT subsidiary" ("TRS") without violating the REIT asset test discussed below, as long as the REIT's holdings of TRS securities do not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of the REIT's total assets. The Trust and the Operating Partnership have elected to treat certain corporate subsidiaries as a TRS. To qualify as a TRS, the subsidiary and the REIT must make a joint election to treat the subsidiary as a TRS. A TRS also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a TRS directly or indirectly owns more than 35% of the total voting power or value. See the section "Asset Tests" in this prospectus beginning on page 39. A TRS pays tax at regular corporate income rates on its taxable income. Moreover, the Code contains rules, including rules requiring the imposition of taxes on a REIT at the rate of 100% on certain reallocated income and expenses, to ensure that contractual arrangements between a taxable REIT subsidiary and its parent REIT are at arm's-length. No assurances can be given that the Trust's or Operating Partnership's loans to or rental, service or other agreements, with its taxable REIT subsidiaries will be on arm's length terms and no independent appraisal will be obtained. Tax Counsel is relying solely on the representations of the Trust in rendering its opinion.

        Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" is not to be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and such items (as the case may be) of the REIT. A qualified REIT subsidiary is any corporation 100% of the stock of which is held by the REIT, regardless of whether the REIT has held such corporation's stock at all times during its existence. In applying the requirements described herein, the Trust's "qualified REIT subsidiaries" are ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Trust.

        Based on its analysis of the estimated value of the securities of each of the taxable REIT subsidiaries owned by the Operating Partnership relative to the estimated value of the other assets of the Operating Partnership, the Trust has determined that its pro rata share of the securities of the taxable REIT subsidiaries combined does not exceed 25% (or 20% as noted above) of the total value of its assets. No independent appraisal will be obtained to support these conclusions, and Tax Counsel, in rendering its opinion as to the qualification of the Trust as a REIT, is relying solely on the representations of the Trust regarding the values of each taxable REIT subsidiary. The 25/20% of value limitation must be satisfied each time the Trust increases its ownership of securities of any taxable REIT subsidiary (including as a result of increasing its interest in the Operating Partnership as its limited partners exercise their conversion rights). Although the Trust plans to take steps to insure that it satisfies the 25/20% of value limitation, for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership's overall interest in any taxable REIT subsidiary.

        In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT. Accordingly, our proportionate share of the assets and items of income of our Operating Partnership are treated as assets and items of income of ours for purposes of applying the requirements described herein, provided that the Operating Partnership is treated as a partnership for federal income tax purposes.

        Income Tests.    In order to qualify as a REIT, the Trust must generally satisfy two gross income requirements on an annual basis. First, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year generally must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest), from certain types of temporary investments, and from gain from the sale or other disposition of interests in real property and real estate mortgages (other than gain from the disposition of property primarily held for sale to customers in the ordinary course of the Trust's business). Second, at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        Rents received by a REIT will qualify as "rents from real property" for the purpose of satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. Second, subject to certain limited exceptions, rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the rent under the lease must be allocated between the portions allocable to the real and personal property and the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, in order for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to tenants, except through an "independent contractor" who is adequately compensated and from whom the REIT derives no income, or through a TRS. The "independent contractor" requirement, however, does not apply to the extent the services provided by the REIT are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, a de minimis rule applies with respect to non-customary services provided. Specifically, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as "rents from real property."

        We do not anticipate receiving rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We do not anticipate receiving more than a de minimis amount of rents from any Related Party Tenant or rents attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to such property.

        We will provide certain services with respect to our properties through the Operating Partnership, which is not an "independent contractor." However, we believe (and have represented to Tax Counsel) that no material amount of such services will be considered to be other than "usually or customarily rendered" in connection with the rental of space for occupancy only. In rendering its opinion on our ability to qualify as a REIT, Tax Counsel is relying on such representations. In the case of any material amount of services that are not "usual and customary" under the foregoing rules, we intend to employ an "independent contractor" or one of our TRS entities to provide such services.

        The Operating Partnership may receive certain types of income that will not qualify under the 75% or 95% gross income tests. We believe, and have represented to Tax Counsel, however, that the aggregate amount of such items and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

        If we fail to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief from the failure under certain provisions of the Code. These relief provisions generally will be available if our failure to meet any such tests was due to reasonable cause and not due to willful neglect, and we file with the IRS, in accordance with the regulations, a schedule of the sources and nature of our income with our federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a minimum penalty of $50,000 or a higher amount based on certain excess net income.

        Asset Tests.    At the close of each quarter of its taxable year, the Trust must also satisfy the following tests relating to the nature of its assets: (i) at least 75% of the value of its total assets must be represented by real estate assets (including (1) its allocable share of real estate assets held by partnerships in which it has an interest and (2) stock or debt instruments purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the REIT and held for not more than one year following the receipt of such proceeds), cash, cash items and government securities; (ii) not more than 25% of the value of its total assets may be represented by securities other than those in the 75% asset class; (iii) not more than 25% (or 20% for years after 2017 as noted above) of the value of its total assets may be represented by securities of one or more TRS entities; (iv) except for investments included in the 75% asset class, securities in a TRS or "qualified REIT subsidiary" and certain partnership interests: (1) not more than 5% of the value of its total assets may be represented by securities of any one issuer, (2) it may not hold securities that possess more than 10% of the total voting power of outstanding securities of a single issuer and (3) it may not hold securities that have a value of more than 10% of the total value outstanding of securities of any one issuer (other than certain "straight debt" obligations); and (v) not more than 25% of the value of its total assets is represented by certain publicly offered REIT debt instruments.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including, for example, as a result of increasing our interest in the Operating Partnership as a result of a merger, the exercise of redemption rights or an additional capital contribution of proceeds of an offering of shares of beneficial interest), such failure may be cured by a disposition of sufficient non-qualifying assets within 30 days following the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and plan to take such other action within 30 days following the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such action will always be successful.

        Annual Distribution Requirements.    In order to qualify as a REIT, the Trust is generally required to distribute to its shareholders at least 90% of its taxable income (excluding net capital gain) each year. A REIT will be subject to regular capital gains and ordinary corporate tax rates on undistributed income, and also, as explained above, may be subject to a 4% excise tax on undistributed income in certain events. We believe that we have made, and intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements. In such circumstances, we may cause the Operating Partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

        Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a taxable year by paying "deficiency dividends" to shareholders in a later year that are deemed to be included in determining our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest to the IRS based upon the amount of deficiency dividends distributed to our shareholders.

        Failure to Qualify.    If we fail to qualify for taxation as a REIT in any taxable year because of a violation of one of the requirements described above, our qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect, we pay the applicable tax (either the $50,000 penalty or any other applicable tax described above with respect to failures of the income or asset tests) for the violation and comply with any other IRS requirements.

        If we fail to qualify as a REIT and the special relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate income tax rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible, nor will they be required to be made. In such event, all distributions to our shareholders will be taxable as dividends from a C corporation to the extent of current and accumulated earnings and profits, and, individual and certain other non-corporate U.S. shareholders (as defined below) may be taxable at preferential rates on such dividends, and corporate distributees may be eligible for the "dividends received deduction." In addition, our failure to qualify as a REIT would also substantially reduce the cash available for distributions to shareholders. Unless entitled to relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Income Taxation of the Partnerships

        Effect of Tax Status of the Operating Partnership and the Property Partnerships on REIT Qualification. Substantially all of our investments are held through the Operating Partnership. The Operating Partnership owns, and has owned, real estate assets through one or more Property Partnerships. For these purposes, Property Partnerships are domestic subsidiary limited partnerships or limited liability companies which have not elected to be treated as other than a partnership for Federal tax purposes. Although neither the Operating Partnership nor the Property Partnerships requested a ruling from the IRS that they would be classified as partnerships for Federal income tax purposes, rather than as associations taxable as corporations, Tax Counsel opined that, based on the provisions of the respective partnership agreements of the Operating Partnership and each Property Partnership, and certain factual assumptions and representations as to each of them, the Operating Partnership and each Property Partnership will be treated as partnerships for federal income tax purposes and not as associations taxable as corporations (unless any such entity has one owner for Federal tax purposes, in which case such entity shall be treated as a disregarded entity for Federal tax purposes).

        If for any reason the Operating Partnership were taxable as a corporation rather than as a partnership for federal income tax purposes, the Trust would not be able to satisfy the income and asset requirements for status as a REIT and, if a Property Partnership were taxable as a corporation, the Trust may be unable to satisfy the asset requirements for a REIT unless the safe harbor relief provisions described above applied. In addition, any change in the Operating Partnership's status or that of a Property Partnership for tax purposes might be treated as a taxable event, in which case the Trust might incur a tax liability without any related cash distribution. See "Taxation of the Company," above. Further, items of income and deduction for the Operating Partnership or a Property Partnership would not pass through to the respective partners, and the partners would be treated as stockholders for tax purposes. Each Partnership would be required to pay income tax at regular corporate tax rates on its net income and distributions to partners would constitute dividends that would not be deductible in computing the Partnership's taxable income.

        Partners, Not the Operating Partnership or Property Partnerships, Subject to Tax.    A partnership is not a taxable entity for federal income tax purposes. Rather, the Trust is required to take into account its allocable share of the income, gains, losses, deductions and credits of each of the Operating Partnership and the Property Partnerships for any taxable year of such Partnerships ending within or with the taxable year of the Trust, without regard to whether the Trust has received or will receive any cash distributions. The same is true for the Operating Partnership with respect to its allocable share of the income, gains, losses, deductions and credits of each of the Property Partnerships.

        Partnership Allocations.    Although the partnership agreement generally will determine the allocation of income and losses among partners, the allocations provided in the partnership agreement will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, which generally require that partnership allocations respect the economic arrangement of the partners.

        If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of each of the Operating Partnership and the Property Partnerships are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

        Tax Allocations with Respect to Pre-Contribution Gain.    Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes so that the contributor is allocated the remaining unrealized pre-contribution gain associated with the property when the gain is recognized by the partnership. The amount of such unrealized gain is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Book-Tax Difference"). In general, the fair market value of the properties owned (directly or indirectly) by the Trust and interests in Property Partnerships which were contributed to the Operating Partnership has been substantially in excess of their respective adjusted tax bases. The partnership agreements of each of the Operating Partnership and the Property Partnerships require that allocations attributable to each item of contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, their book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Upon the disposition of any item of contributed property, any gain attributable to the "built-in" gain of the property at the time of contribution would be allocated for tax purposes to the contributing partner. These allocations are intended to be consistent with the Treasury Regulations under Section 704(c) of the Code.

        In general, partners who contributed property to the Operating Partnership (which include participants in the formation of the Trust (and the Partnerships)) have been allocated disproportionately lower amounts of depreciation deductions for tax purposes relative to their percentage interests in the Operating Partnership, and disproportionately greater shares relative to their percentage interests in the Operating Partnership of the gain on the sale by the Partnerships of one or more of the contributed properties. These tax allocations will tend to reduce or eliminate the Book-Tax Difference over the life of the Partnerships. Because the partnership agreements of the Partnerships adopt the "traditional method" in accounting for items allocable under Section 704(c) of the Code, the amounts of the special allocations of depreciation and gain under the special allocation rules of Section 704(c) of the Code may be limited by the so-called "ceiling rule" and may not always eliminate the Book-Tax Difference on an annual basis or with respect to a specific transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Partnerships may cause the Trust to be allocated less depreciation than would be available for newly purchased properties.

        The foregoing principles also apply in determining the earnings and profits of the Trust. The application of these rules may result in a larger share of the distributions from the Trust being taxable to shareholders as dividends.

        Basis in Operating Partnership Interest.    The Trust's adjusted tax basis in its partnership interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Trust plus the fair market value of the Shares it issues or cash it pays upon conversion of interests in the Operating Partnership, (ii) has been, and will be, increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and of the Property Partnerships and (iii) has been, and will be, reduced (but not below zero) by the Trust's allocable share of (a) the Operating Partnership's loss and (b) the amount of cash distributed to the Trust, and by constructive distributions resulting from a reduction in the Trust's share of indebtedness of the Operating Partnership and the Property Partnerships.

        If the allocation of the Trust's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Trust's partnership interest in the Operating Partnership below zero, the loss is deferred until such time as the recognition of such loss would not reduce the Trust's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Trust's share of the indebtedness of the Operating Partnership or a Property Partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce the Trust's adjusted tax basis below zero, such distributions (including such constructive distributions) would be includible as taxable income to the Trust in the amount of such excess. Such distributions and constructive distributions would normally be characterized as capital gain, and if the Trust's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently, one year), the distributions and constructive distributions would constitute long-term capital gain. Based on Treasury Regulations to be issued, the tax rates applicable to such capital gain will likely vary depending on the precise amount of time such interest has been held by the Trust and the nature of the Operating Partnership's property.

Sale of the Partnerships' Property

        Generally, any gain realized by the Operating Partnership or a Property Partnership on the sale of property held by the Operating Partnership or a Property Partnership, or on the sale of partnership interests in the Property Partnerships, if the property or partnership interests are held for more than one year, will be long-term capital gain (except for any portion of such gain that is treated as depreciation or cost recovery recapture), and may result in capital gain distributions to the shareholders. See "Taxation of Taxable Domestic Shareholders," below.

        The Trust's share of any gain realized on the sale of any property held by the Operating Partnership or a Property Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the trade or business of any of the Operating Partnership or the Property Partnerships will, however, be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction, subject to certain safe harbors. The Operating Partnership and the Property Partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating their properties and to make such occasional sales of such properties, including peripheral land, as are consistent with the investment objectives of the Trust and the Operating Partnership. Complete assurance cannot be given, however, that the Trust will be able to avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."

State and Local Taxes

        We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and the purchasers of our securities may not conform to the federal income tax consequences discussed herein. Consequently, prospective purchasers of securities should consult with their own tax advisors regarding the effect of state, local and other tax laws of any investment in our securities.

Taxes Imposed on the Trust on Account of Non-U.S. Activities of the Trust

        To the extent that the Trust engages in real estate development activities in foreign countries or invests in real estate located in foreign countries, the Trust's profits from such activities or investments will generally be subject to tax in the countries where such activities are conducted or such properties are located. The precise nature and amount of such taxation will depend on the laws of the countries where the activities are conducted or the properties are located. Although the Trust will attempt to minimize the amount of such foreign taxation, there can be no assurance as to whether or the extent to which measures taken to minimize such taxes will be successful. If the Trust satisfies the annual distribution requirements for qualification as a REIT and is, therefore, not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its shareholders, the Trust will generally not be able to recover the cost of any foreign tax imposed on such profits from its foreign activities or investments by claiming foreign tax credits against its federal income tax liability on such profits. Moreover, the Trust will not be able to pass foreign tax credits through to its shareholders. As a result, to the extent that the Trust is required to pay taxes in foreign countries, the cash available for distribution to its shareholders will be reduced accordingly.

Taxation of Taxable Domestic Shareholders

        General.    For purposes of this discussion, the term "U.S. shareholder" means a beneficial owner of our shares that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person under applicable Treasury Regulations in effect, or (v) any other person who is subject to United States Federal income taxation on a net income basis with respect to our shares. In the case of a shareholder that is a partnership for United States tax purposes, each partner will take into account its allocable share of income or loss from the shares held by such partnership, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the partnership and the partner.

        Distributions.    Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income (taxable at a maximum individual tax rate of 39.6%) but are not eligible for the dividends received deduction for corporations. Dividends received from REITs generally are not eligible for the tax rates (with a maximum rate of 20%) for corporate dividends received by individuals and certain other non-corporate U.S. shareholders. An exception applies, however, and individual and certain other non-corporate U.S. shareholders are taxed at such rates on dividends designated by and received from REITs, to the extent that the dividends are attributable to (i) "REIT taxable income" that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) dividends received by the REIT from taxable domestic subchapter C corporations (e.g., from a TRS owned by the Operating Partnership) and certain foreign corporations or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions that has been subject to tax.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our stock. A similar treatment will apply to long-term capital gains retained by us, to the extent that we elect the application of provisions of the Code that treat U.S. shareholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to U.S. shareholders a corresponding credit for taxes paid by the REIT on such retained net capital gains, and increasing such U.S. shareholder's adjusted tax basis in our common shares by the difference between the amount of their share of our net capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of individual and certain other non-corporate U.S. shareholders and 35% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for individual and certain other non-corporate U.S. shareholders, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of U.S. shareholder's common shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October,

November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        Dispositions of Shares.    In general, a U.S. shareholder will realize gain or loss upon the sale, redemption or other taxable disposition of our shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder's adjusted tax basis in the shares relinquished at the time of the disposition. In general, a U.S. shareholder's tax basis will equal the U.S. shareholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by certain other non-corporate U.S. shareholders upon the sale or disposition of our shares will be subject to a maximum federal income tax rate of 20%, if the shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if the shares are held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are not subject to preferential rates on long-term capital gains but rather will be taxed at regular corporate tax rates, with a rate of 35% imposed on the highest income bracket. Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. shareholder as long-term capital gain.

        If a U.S. shareholder recognizes a loss upon a subsequent disposition of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, significant penalties could be imposed for failure to comply with certain of these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our and their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

        Passive Activity Losses and Investment Interest Limitations.    Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any "passive losses" against income or gain relating to our shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Backup Withholding and Information Reporting

        We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding at a rate of 28% with respect to dividends paid unless the shareholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A. U.S. shareholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. shareholder who fails to certify its non-foreign status. Non-U.S. shareholders may be required to comply with applicable certification procedures to establish that they are not U.S. shareholders in order to avoid the application of such information reporting requirements and backup withholding.

Taxation of Tax-Exempt U.S. Shareholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this discussion as UBTI. Although rental real estate investments may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our shares as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder), and (2) our shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our shares generally should not give rise to UBTI to a tax-exempt shareholder.

        Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust that (i) is described in Section 401(a) of the Internal Revenue Code, (ii) is tax exempt under section 501(a) of the Code, and (iii) owns more than 10% of our shares could be required to treat a percentage of the dividends from us as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of our common shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of such shares. Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our common shares, or us from becoming a pension-held REIT.

        Tax-exempt U.S. shareholders are urged to consult their tax advisors regarding the federal, state and local tax consequences of owning our shares.

Taxation of Non-U.S. Shareholders

        The following is a summary of certain United States federal income tax considerations of the acquisition, ownership and disposition of our shares applicable to non-U.S. shareholders. For purposes of this summary, a non-U.S. shareholder is a beneficial owner of our shares that is not a U.S. shareholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of United States federal income taxation of non-U.S. shareholders.

        Ordinary Dividends.    The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits which are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the

non-U.S. shareholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

        In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares. In cases where the dividend income from a non-U.S. shareholder's investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

        The Trust expects to withhold U.S. income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a non-U.S. shareholder unless (1) a lower treaty rate applies and proper certification is provided on an applicable Internal Revenue Service Form W-8 (i.e., Internal Revenue Service Form W-8BEN or Form W-8BEN-E) or (2) the non-U.S. shareholder files an Internal Revenue Service Form W-8ECI with the Trust claiming that the distribution is effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. shareholder). The non-U.S. shareholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of The Trust's current and accumulated earnings and profits.

        Non-Dividend Distributions.    Unless our shares constitute a U.S. real property interest, or USRPI, distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder's basis in our shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the shareholder's share of our earnings and profits. The 15% FIRPTA withholding tax does not apply to dividends already subject to the 30% withholding tax. Distributions in excess of basis will not be subject to tax under the provisions of FIRPTA so long as the requirements with respect to capital gain distributions discussed below in the section entitled "Capital Gain Dividends" are met.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries ("USRPI capital gains"), will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. shareholder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be treated as held solely as a creditor for this purpose. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income tax. Under a special rule, a capital gain distribution from a REIT will not be treated as "effectively connected"

income, provided that (a) the distribution is received with respect to a class of stock that is "regularly traded," as defined by applicable Treasury Regulations, and (b) the non-U.S. shareholder owned, actually or constructively, 5% or less of our outstanding shares of that class at all times during a specified testing period.

        Dispositions of Our Shares.    Unless our common shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our shares will not constitute a USRPI if we are "domestically controlled." A REIT is domestically controlled if, at all times during a specified testing period, less than 50% in value of the REIT's outstanding shares is held directly or indirectly by non-U.S. shareholders. We believe that we are, and expect to continue to be, a domestically controlled REIT and, therefore, the sale of our shares should not be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we will remain a domestically controlled REIT.

        In the event that we do not constitute a domestically controlled REIT, a non-U.S. shareholder's sale of our shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) the shares owned are of a class that is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market, and (b) the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding shares of that class at all times during a specified testing period.

        If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (a) if the non-U.S. shareholder's investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (b) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

        Information Reporting and Backup Withholding.    Backup withholding will apply to dividend payments made to a non-U.S. shareholder of the Trust's stock unless the shareholder has certified that it is not a U.S. shareholder and the payer has no actual knowledge that the owner is not a non-U.S. Shareholder. Information reporting generally will apply with respect to dividend payments even if certification is provided.

        Payment of the proceeds from a disposition of the Trust's stock by a non-U.S. shareholder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the shareholder or beneficial owner certifies that it is not a U.S. shareholder or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of the Trust's stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a "controlled foreign corporation" for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a specified three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the United

States, then backup withholding and information reporting generally will apply unless the non-U.S. shareholder satisfies certification requirements regarding its status as a non-U.S. shareholder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. shareholder.

        On March 18, 2010, the Hiring Incentives to Restore Employment Act (the "HIRE Act") was enacted in the United States. The HIRE Act includes provisions known as the Foreign Account Tax Compliance Act ("FATCA"). Final regulations under FATCA were issued by the Internal Revenue Service on January 17, 2013. FATCA generally imposes a 30% withholding tax on (i) dividends paid with respect to Trust common stock after December 31, 2013 and (ii) certain gross proceeds from the disposition of Trust common stock paid after December 31, 2016 to (a) foreign financial institutions (as defined in Section 1471(d)(4) of the Code) unless they agree to collect and disclose to the Secretary of the Treasury information regarding their direct and indirect U.S. account shareholders and (b) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. The 30% withholding rate generally applies without regard to reduced rates of withholding or exemptions from withholding available under current law under treaties or existing statutory rules. Under some circumstances, a foreign owner may still be eligible to claim the benefit of such reduced withholding rates and exemptions through a claim for refund.

        Under a grandfathering rule, FATCA does not apply to any payments made under an obligation that is outstanding on January 1, 2014 (provided such obligation is not materially modified subsequent to such date) and any gross proceeds from the disposition of such obligation. Stock in a corporation is not an "obligation" for purposes of this rule and therefore the Trust common stock would not be exempt from the application of FATCA under this grandfathering rule. FATCA does not replace the existing U.S. withholding tax regime, but the FATCA regulations contain coordination provisions to avoid double withholding on U.S.-source income. Non-U.S. shareholders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in Trust common stock in light of such shareholders' individual circumstances.

PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN OUR SHARES, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THEIR HOME COUNTRY LAWS.

Taxation of Holders of Debt Securities

        As used herein, the term "U.S. Holder" means a holder of a Debt Security who (for United States Federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate, the income of which is subject to United States federal income tax without regard to its source, (iv) a Trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more United States persons have the authority to control all substantial decisions of the Trust, or (v) any other person who is subject to United States Federal income taxation on a net income basis with respect to a Debt Security and "non-U.S. Holder" means a holder of a Debt Security who is not a U.S. Holder. In the case of a holder of a Debt Security that is a partnership for United States tax purposes, each partner will take into account its allocable share of income or loss from the Debt Security, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the partnership and the partner.

U.S. Holders

        Payments of Interest.    Interest on a Debt Security will generally be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder's method of accounting for tax purposes.

        Purchase, Sale and Retirement of the Debt Securities.    A U.S. Holder's tax basis in a Debt Security will generally be its U.S. dollar cost.

        A U.S. Holder will generally recognize gain or loss on the sale or retirement of a Debt Security equal to the difference between the amount realized on the sale or retirement and the U.S. Holder's tax basis in the Debt Security. Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Debt Security will be capital gain or loss and will be a long-term capital gain or loss if the Debt Security was held for more than one year.

Non-U.S. Holders

        This discussion assumes that the Debt Security is not subject to the rules of Section 871(h)(4)(A) of the Code (relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party).

        Under present United States Federal income and estate tax law, and subject to the discussion of backup withholding above:

  (i)
  payments of principal, premium (if any) and interest by the Operating Partnership or any of its paying agents to any holder of a Debt Security that is a non-U.S. Holder will not be subject to United States Federal withholding tax if, in the case of interest (a) the beneficial owner of the Debt Security does not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, (b) the beneficial owner of the Debt Security is not a controlled foreign corporation that is related to the Operating Partnership through stock ownership, (c) the beneficial owner of the Debt Security is not a bank whose receipt of interest in the Debt Security is described in Section 881(c)(3)(A) of the Code; and (d) provides the IRS with the required certifications as to the non-U.S. status of the beneficial owner of the Debt Security;

  (ii)
  a non-U.S. Holder of a Debt Security will not be subject to United States Federal withholding tax on any gain realized on the sale or exchange of a Debt Security; and

  (iii)
  a Debt Security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the United States Federal estate tax as a result of the individual's death if (a) the individual did not actually or constructively own 10% or more of the capital or profits interest in the Operating Partnership, and (b) the income on the Debt Security would not have been effectively connected with a United States trade or business of the individual at the time of the individual's death.

        Special rules may apply in the case of non-U.S. Holders (i) that are engaged in a United States trade or business, (ii) that are former citizens or long term residents of the United States, corporations which accumulate earnings to avoid United States Federal income tax, and certain foreign charitable organizations, each within the meaning of the Code, or (iii) certain non-resident alien individuals who are present in the United States for 183 days of more during a taxable year. Such persons are urged to consult their own tax advisors before purchasing a Debt Security.

Medicare Tax

        The Patient Protection and Affordable Care Act of 2010, which was signed into law on March 23, 2010, generally imposes on certain individuals, trusts and estates a tax of 3.8% on the lesser of (i) "net investment income", or (ii) the excess of modified adjusted gross income over a threshold amount for taxable years beginning after December 31, 2012. Net investment income generally includes dividends, and net gains from the disposition of stock, unless such income or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Certain U.S. shareholders that are individuals, trusts or estates are therefore subject to the 3.8% Medicare tax with respect to dividends on, and capital gains from the sale or other disposition of, the Trust's stock. U.S. shareholders are encouraged to consult with their tax advisors regarding the possible implications of this tax on their ownership and disposition of the Trust's common stock in light of such holders' individual circumstances.

Possible Legislative or Other Actions Affecting Tax Considerations

        Prospective investors should recognize that the present U.S. federal income tax treatment of an investment in the Trust may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department, resulting in revisions of the U.S. Treasury Regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Trust.

PLAN OF DISTRIBUTION

        The Trust and/or the Operating Partnership, as the case may be, may sell the Securities being offered hereby: (a) directly to purchasers; (b) through agents; (c) through underwriters; (d) through dealers; or (e) through a combination of any such methods of sale. The Securities may also be used as all or part of the consideration to be paid by the Trust or the Operating Partnership for the acquisition of non-operating assets for which financial statements would not be required to be filed with the Commission, or in exchange for units of limited partnership interest of the Operating Partnership. In addition, Common Shares may be offered hereby in exchange for certain debt securities of the Operating Partnership that are exchangeable for such Common Shares.

        The distribution of the Securities may be effected from time to time in one or more transactions: (a) at a fixed price or at final prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to such prevailing market prices; or (d) at negotiated prices. Offers to purchase Securities may be solicited directly by the Trust or the Operating Partnership, as the case may be, or by agents designated by the Trust or the Operating Partnership, as the case may be, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Trust or the Operating Partnership, as the case may be, to such agent will be set forth, in the applicable prospectus supplement.

        If an underwriter is, or underwriters are, utilized in the offer and sale of Securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, the Trust and/or the Operating Partnership will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the Securities in respect of which this prospectus and such prospectus supplement are delivered to the public. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If a dealer is utilized in the sale of the Securities in respect of which this prospectus is delivered, the Trust and/or the Operating Partnership will sell such Securities to the dealer, as principal. The Dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

        If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

        If indicated in the applicable prospectus supplement, the issuer(s) of the Securities to which the prospectus supplement relates will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase Securities from the issuer(s) pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by the issuer(s) of the Securities. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, the issuer(s) must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Certain of the underwriters, dealers or agents utilized by the Trust and/or the Operating Partnership in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for, the Trust and/or the Operating Partnership or one or more of their respective affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with the Trust or the Operating Partnership, as the case may be, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

        Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the Securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

        If underwriters create a short position in the Securities in connection with the offering thereof, (i.e., if they sell more Securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing Securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

        Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

        In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

        Neither the Company nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, neither the Company nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The anticipated date of delivery of the Securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The Securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the Securities offered by this prospectus and any prospectus supplement.

        We estimate that the total expenses we will incur in offering the Securities to which this prospectus relates, excluding underwriting discounts and commissions, if any, will be approximately $            .

LEGAL MATTERS

        Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, has rendered an opinion with respect to the legality of the Securities to be issued by the Operating Partnership. Saul Ewing LLP, Baltimore, Maryland, has rendered an opinion with respect to the legality of the Securities to be issued by the Trust. The statements in this prospectus under the caption "Federal Income Tax Considerations with Respect to the Trust and the Operating Partnership" and the other statements herein relating to the Trust's qualification as a real estate investment trust will be passed upon for the Trust by Cozen O'Connor, although such firm has rendered no opinion as to matters involving the imposition of non-U.S. taxes on the operations of, and distributions of payments from, the Trust's United Kingdom affiliate.

EXPERTS

        The consolidated financial statements of Liberty Property Trust and Liberty Property Limited Partnership appearing in Liberty Property Trust's and Liberty Property Limited Partnership's Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), and the effectiveness of Liberty Property Trust's and Liberty Property Limited Partnership's internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports given on the authority of such firm as experts in accounting and auditing.

$350,000,000

Liberty Property

Limited Partnership

4.375% Senior Notes due 2029

PROSPECTUS SUPPLEMENT

January 22, 2019

Joint Book-Running Managers

Citigroup

Goldman Sachs & Co. LLC

Wells Fargo Securities

BofA Merrill Lynch

J.P. Morgan

Co-Managers

PNC Capital Markets LLC

Regions Securities LLC

SunTrust Robinson Humphrey

US Bancorp

BB&T Capital Markets

Capital One Securities

MUFG

Ramirez & Co., Inc.

TD Securities